As filed with the Securities and Exchange Commission on July , 1998
                                                      Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER

                          THE SECURITIES ACT OF 1933
                                ---------------

                     FIRST CITIZENS BANCORPORATION                                   FCB/SC CAPITAL TRUST I
                        OF SOUTH CAROLINA, INC.
      (Exact name of registrant as specified in its charter)            (Exact name of registrant as specified in its charter)

                               South Carolina                                               Delaware
                         (State or other jurisdiction of                          (State or other jurisdiction of
                         incorporation or organization)                            incorporation or organization)
                                57-0738665                                                 56-6519719
                  (I.R.S. Employer Identification No.)                          (I.R.S. Employer Identification No.)
                             1230 Main Street                                          1230 Main Street
                        Columbia, South Carolina 29201                            Columbia, South Carolina 29201
                              (803) 771-8700                                            (803) 771-8700
            (Address, including zip code, and telephone number,         (Address, including zip code, and telephone number,
    including area code, of registrant's principal executive offices)   including area code, of registrant's principal
                                                                                    executive offices)

                                ---------------
                                  JAY C. CASE
             Executive Vice President and Chief Financial Officer
             First Citizens Bancorporation of South Carolina, Inc.
                               1314 Park Street
                        Columbia, South Carolina 29201
                                (803) 733-3456
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                          WILLIAM R. LATHAN, JR., Esq.
                          F. DONALD NELMS, JR., Esq.
                             Ward and Smith, P.A.
                              1001 College Court
                        New Bern, North Carolina 28560
                                (252) 633-1000
                                ---------------
     Approximate date of commencement of the proposed sale to the public:
  As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities
Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

           Title of each class
            of securities to
              be registered               Amount to be registered
New Capital Securities of FCB/SC
Capital Trust I ........................          50,000
New Junior Subordinated Debentures
due March 15, 2028 of First Citizens
Bancorporation of South Carolina,
Inc. (3) ...............................              (5)
Guarantee of Capital Securities by
First Citizens Bancorporation of
South Carolina, Inc. (4) ...............              (5)



                                                                              Proposed
           Title of each class                 Proposed maximum                maximum
            of securities to             offering price per share/   aggregate offering price    Amount of registration
              be registered                        unit (1)                      (1)                    fee (2)
New Capital Securities of FCB/SC
Capital Trust I ........................            $1,000                   $50,000,000                $14,750
New Junior Subordinated Debentures
due March 15, 2028 of First Citizens
Bancorporation of South Carolina,
Inc. (3) ...............................                --                            --                     --
Guarantee of Capital Securities by
First Citizens Bancorporation of
South Carolina, Inc. (4) ...............                --                            --                     --

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(1) Represents the Liquidation Amount of the 8.25% Capital Securities originally issued by FCB/SC Capital Trust I (the "Issuer Trust") on March 24, 1998 (the "Old Capital Securities") which are to be exchanged hereunder for newly issued 8.25% Capital Securities of the Issuer Trust (the "New Capital Securities") and the principal amount of Junior Subordinated Deferrable Interest Debentures originally issued by the Company on March 24, 1998 (the "Old Junior Subordinated Debentures") which are to be exchanged hereunder for newly issued Junior Subordinated Deferrable Interest Debentures (the
    "New Junior Subordinated Debentures").

(2) The registration fee is calculated in accordance with Section 6 of the Securities Act of 1933, as amended.

(3) The New Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the New Capital Securities of the Issuer Trust upon its dissolution and the distribution of its assets.

(4) No separate consideration will be received by First Citizens Bancorporation of South Carolina, Inc. (the "Company") for the Guarantee.

(5) This Registration Statement is deemed to cover the New Junior Subordinated Debentures of the Company, the rights of holders of the New Junior Subordinated Debentures under the Junior Subordinated Indenture (as defined herein), the rights of holders of the New Capital Securities under the Trust Agreement (as defined herein), and the rights of holders of the New Capital Securities under the Guarantee.

                                ---------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                            FCB/SC Capital Trust I
                  Offer to Exchange 8.25% Capital Securities
               (Liquidation Amount $1,000 per Capital Security)
          which have been registered under the Securities Act of 1933 for any and all
                     Outstanding 8.25% Capital Securities
               (Liquidation Amount $1,000 per Capital Security)
all as fully and unconditionally guaranteed, to the extent described herein, by



                         First Citizens Bancorporation

                            of South Carolina, Inc.
                                ---------------
       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM,
             NEW YORK CITY TIME, ON    *   , 1998, UNLESS EXTENDED.
                                ---------------
     FCB/SC Capital Trust I (the "Issuer Trust"), a statutory business trust created under the laws of the State of Delaware, together with First Citizens Bancorporation of South Carolina, Inc., a South Carolina corporation (the "Company"), as depositor of the Issuer Trust, hereby offer upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $50,000,000 aggregate Liquidation Amount (as defined herein) of newly issued 8.25% Capital Securities of the Issuer Trust (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of the Issuer Trust's outstanding 8.25% Capital Securities (the "Old Capital Securities"), of which $50,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, the Company is also exchanging (i) its guarantee of the New Capital Securities, to the extent provided therein (the "Guarantee"), for its guarantee of the Old Capital Securities (the "Old Guarantee"), and (ii) up to $50,000,000 aggregate principal amount of newly issued Junior Subordinated Deferrable Interest Debentures (the "New Junior Subordinated Debentures") for a like amount of its outstanding Junior Subordinated Deferrable Interest Debentures (the "Old Junior Subordinated Debentures"). The Guarantee and the New Junior Subordinated Debentures also have been registered under the Securities Act. See "Certain Defined Terms," "Summary," "The Exchange Offer," "Description of the New Capital Securities," "Description of the New Junior Subordinated Debentures," "Description of the Guarantee," and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."
     The terms of the New Capital Securities are identical in all material respects to the respective terms of the Old Capital Securities, except that (i) the New Capital Securities have been registered under the Securities Act and, therefore, will not be subject to certain restrictions on transfer applicable to the Old Capital Securities, and (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, subject to certain limited exceptions specified in the Registration Rights Agreement described below. See "Description of the New Capital Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Issuer Trust under the Registration Rights Agreement dated March 24, 1998, between the Company, the Issuer Trust and the Initial Purchaser (as defined herein) (the "Registration Rights Agreement").
                                                      (Continued on next page.)

     SEE "CERTAIN DEFINED TERMS" ON PAGE 6 OF THIS PROSPECTUS FOR A GLOSSARY OF CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS WITHOUT DEFINITION.
     SEE "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS FOR CERTAIN INFORMATION RELEVANT TO HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.
                                ---------------
    THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE
      NOTINSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.
                                ---------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.
                                 ---------------
     The New Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.
                  The date of this Prospectus is  *  , 1998.

(cover page continued)

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company and the Issuer Trust believe that the New Capital Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company or the Issuer Trust as defined under Rule 405 of the Securities Act), provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange
Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder, other than a broker-dealer, will represent to the Company and the Issuer Trust that: (i) it is not an affiliate of the Company or the Issuer Trust (as defined under Rule 405 of the Securities Act); (ii) any New Capital Securities to be received by it were acquired in the course of its ordinary business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Capital Securities and has no arrangement or understanding to participate in a distribution of the New Capital Securities. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "The Exchange Offer -- Resales of New Capital Securities."

     Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Issuer Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business ninety (90) days after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     In that regard, each Participating Broker-Dealer (as defined herein) who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Issuer Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Issuer Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or until the Company or the Issuer Trust has given notice that the sale of the New Capital Securities (or the Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser (as defined herein) has informed the Company and the Issuer Trust that it currently intends to make a market in the New Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. Neither the Company nor the Issuer Trust currently intends to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. See "Risk Factors -- Absence of Public Market."

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof, and neither the Company nor the Issuer Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     The New Capital Securities offered hereby represent undivided beneficial interests in the assets of the Issuer Trust. The Company has acquired all the Common Securities of the Issuer Trust. The Issuer Trust exists for the sole purpose of issuing the Trust Securities, investing the proceeds thereof in the Junior Subordinated Debentures of the Company, effecting the Exchange Offer, and certain other limited activities described herein.

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on * , 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Issuer Trust (in which case the term
"Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Issuer Trust and to the terms and provisions of the Registration Rights Agreement. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date of the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from March 24, 1998. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been paid or duly provided for, from and after March 24,1998. However, because Distributions on the New Capital Securities will accumulate from such date, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of * , 1998.

     Neither the Company nor the Issuer Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. The Company intends to seek an order from the Commission conditionally exempting the Issuer Trust from the reporting requirements of the Exchange Act pursuant to Section 12(h) thereof, and, therefore, it is not expected that the Issuer Trust will be filing separate reports under the Exchange Act. Any reports, proxy and information statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the Commission.

     No separate financial statements of the Issuer Trust have been included or incorporated by reference herein. The Company and the Issuer Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Issuer Trust has no independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities, effecting the Exchange Offer and engaging in activities necessary or incidental thereto. All of the Common Securities of the Issuer Trust are owned by the Company and the Company's obligations described herein under the Junior Subordinated Indenture, the Trust Agreement (including its obligations to pay costs, expenses, debts and other obligations of the Issuer Trust, other than with respect to the Trust Securities), the Junior Subordinated Debentures and the Guarantee, taken together, constitute a full and unconditional guarantee on a subordinated basis by the Company of amounts due on the Capital Securities. See "FCB/SC Capital Trust I," "Description of the New Capital Securities," "Description of the New Junior Subordinated Debentures," "Description of the Guarantee," and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee." In addition, the Company does not expect that the Issuer Trust will file reports under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a Registration Statement on Form S-4 (together with all exhibits thereto, the "Registration Statement") filed by the Company and the Issuer Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement for further information with respect to the Company, the Issuer Trust and the New Capital Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     This Prospectus may contain or incorporate by reference statements which may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment and tax laws, significant underperformance in the Company's portfolio of outstanding loans, and competition in the Company's markets. Neither the Company nor the Issuer Trust undertakes any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of securities hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus. As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AT 1314 PARK STREET, COLUMBIA, SOUTH CAROLINA 29201 (TELEPHONE NUMBER (803) 733-3456), ATTENTION: JAY C. CASE, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY * , 1998, WHICH IS THE DATE FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.


                               TABLE OF CONTENTS



                                                                                              Page No.
                                                                                             ---------
Available Information ....................................................................        4
Incorporation of Certain Documents by Reference ..........................................        5
Certain Defined Terms ....................................................................        6
Summary ..................................................................................        7
Risk Factors .............................................................................       16
First Citizens Bancorporation of South Carolina, Inc. ....................................       22
Consolidated Ratios of Earnings to Fixed Charges .........................................       24
Selected Consolidated Financial Data and Other Information ...............................       24
FCB/SC Capital Trust I ...................................................................       25
Accounting Treatment .....................................................................       25
The Exchange Offer .......................................................................       25
Description of the New Capital Securities ................................................       33
Description of the New Junior Subordinated Debentures ....................................       45
Description of the Guarantee .............................................................       54
Relationship among the Capital Securities, the Junior Subordinated Debentures and the
 Guarantee................................................................................       55
Certain Federal Income Tax Consequences ..................................................       57
Plan of Distribution .....................................................................       60
Certain ERISA Considerations .............................................................       60
Supervision, Regulation and Other Matters ................................................       62
Legal Matters ............................................................................       67
Experts ..................................................................................       67

                             CERTAIN DEFINED TERMS

     As used in this Prospectus, the following terms have the meanings indicated:

     "Capital Securities" means the New Capital Securities and the Old Capital Securities of the Issuer Trust, each representing undivided beneficial interests in the assets of the Issuer Trust.

     "Common Securities" means the common securities of the Issuer Trust representing undivided beneficial interests in the assets of the Issuer Trust.

     "Company" means First Citizens Bancorporation of South Carolina, Inc., a South Carolina corporation.

     "Distribution Date" means the 15th day of March and September in each year.

     "Exchange Agent" means Bankers Trust Company, which also acts as the Property Trustee under the Trust Agreement, the Debenture Trustee under the Junior Subordinated Indenture, and the Guarantee Trustee under the Guarantee.

     "Exchange Offer" means the offer made herein and in the accompanying Letter of Transmittal by the Company and the Issuer Trust to exchange up to $50,000,000 aggregate Liquidation Amount of New Capital Securities for a like amount of Old Capital Securities.

     "Guarantee" means the Guarantee Agreement from the Company in favor of Bankers Trust Company, as Guarantee Trustee for the benefit of the holders of Capital Securities, to be issued in exchange for the Old Guarantee.

     "Indenture" means the Junior Subordinated Indenture, dated as of March 24, 1998, between the Company and Bankers Trust Company, as Trustee for the benefit of the holders of the Junior Subordinated Debentures, and any indenture supplemental thereto pursuant to which the Junior Subordinated Debentures are to be issued.

     "Interest Payment Date" means the 15th day of March and September in each year.

     "Issuer Trust" means FCB/SC Capital Trust I, a Delaware business trust.

     "Junior Subordinated Debentures" means the New Junior Subordinated Debentures and the Old Junior Subordinated Debentures.

     "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

     "New Capital Securities" means up to $50,000,000 aggregate Liquidation Amount of newly issued 8.25% Capital Securities to be issued by the Issuer Trust in exchange for a like amount of Old Capital Securities.

     "New Junior Subordinated Debentures" means up to $50,000,000 aggregate principal amount of newly issued 8.25% Junior Subordinated Deferrable Interest Debentures due March 15, 2028, to be issued by the Company to the Issuer Trust in exchange for a like amount of Old Junior Subordinated Debentures.

     "Old Capital Securities" means the $50,000,000 aggregate Liquidation Amount of 8.25% Capital Securities issued by the Issuer Trust on March 24, 1998.

     "Old Guarantee" means the Guarantee Agreement, dated as of March 24, 1998, from the Company in favor of Bankers Trust Company, as Guarantee Trustee for the benefit of the holders of Old Capital Securities.

     "Old Junior Subordinated Debentures" means the $50,000,000 aggregate principal amount of Junior Subordinated Deferrable Interest Debentures issued by the Company to the Issuer Trust on March 24, 1998.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 24, 1998, among the Issuer Trust, the Company, and Wheat First Securities, Inc. as Initial Purchaser (the "Initial Purchaser").

     "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of March 24, 1998, among the Company as Depositor, Bankers Trust Company as property trustee (the "Property Trustee"), Bankers Trust (Delaware) as Delaware trustee (the "Delaware Trustee"), the Administrators appointed pursuant to
Section 8.20 thereof, and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust, pursuant to which Capital Securities were, and will be, issued.

     "Trust Securities" means the Common Securities and the Capital Securities.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere or incorporated by reference herein. Holders of Old Capital Securities should consider carefully the factors set forth herein under "Risk Factors."


             First Citizens Bancorporation of South Carolina, Inc.

     The Company is a registered bank holding company, chartered under the laws of South Carolina and headquartered in Columbia, South Carolina. The Company operates through its wholly-owned subsidiary, First-Citizens Bank and Trust Company of South Carolina (the "Bank"), a South Carolina chartered bank that currently maintains 130 banking offices in 84 communities in South Carolina. At June 30, 1998, the Company had total consolidated assets of approximately $2.32 billion, total consolidated deposits of approximately $1.90 billion, and total consolidated stockholders' equity of approximately $169.3 million.

     The Company is the largest independent banking institution headquartered in South Carolina and has developed a statewide franchise with a meaningful presence in Charleston, Columbia, and Spartanburg and a strong presence in the state's non-metropolitan markets. The Company is focused on community-oriented banking via (i) localized lending, (ii) core deposit funding, (iii) conservative balance sheet management, and (iv) stable growth.

     The Company's franchise includes many smaller communities where competition is limited due to the exit of larger institutions or to the limited products of smaller institutions. By outsourcing its core data processing requirements to an affiliated financial institution, First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB"), the Company can offer a complete array of financial services while maintaining its community banking orientation.

     The Company lends primarily to borrowers located in its markets. Its $1.50 billion loan portfolio is diversified and predominated by small business and consumer loans. Within the Company's commercial portfolio, the average loan size is approximately $49,000 and, within the consumer loan portfolio, most loans mature, are callable, or provide for balloon payments, within five to seven years. At June 30, 1998, the Company's nonperforming assets were $3.3 million, or 0.22% of gross loans, and its allowance for loan losses was 1.83% of gross loans and 826.57% of nonperforming assets. Net charge-offs for 1997 were 0.12% of average loans and, for the 1994 to 1997 period, have averaged 0.14% of average loans.

     The Company's focus on the non-metropolitan banking markets and its emphasis on customer service provide the Company with a stable source of core funding. At June 30, 1998, transaction accounts and non-interest bearing accounts equaled 24.62% and 17.95%, respectively, of total deposits.

     Management of the Company emphasizes balance sheet conservatism and liquidity. At June 30, 1998, the Company's loan-to-deposit ratio was 79.04%, 89.55% of its $622.7 million investment portfolio was invested in U.S. government obligations with an average maturity of 12 months, and approximately 93.91% of the investment portfolio was classified as held-to-maturity.

     For the six months ended June 30, 1998, the Company's annualized return on average assets and return on average equity were 1.04% and 14.42%, respectively. These performance measures reflect approximately $3.9 million in amortization expense associated with goodwill and deposit based premiums incurred in connection with the acquisition of unaffiliated institutions or branch offices of such institutions.

     Members of the Holding family, including Vice Chairman Frank B. Holding, have been actively involved in the management of the Company since 1964 when a predecessor of the Company was reorganized and recapitalized. Currently, members of the Holding family control 59.55% of the voting common stock, 67.12% of the non-voting common stock, and varying percentages ranging from 7.85% to 73.56% of the six classes of outstanding preferred stock of the Company.

     The Company's principal executive offices are located at 1230 Main Street, Columbia, South Carolina 29201, and its telephone number is (803) 771-8700.

     For additional information regarding the Company and its financial condition and results of operations, see "Available Information,"
"Incorporation of Certain Documents by Reference," "First Citizens Bancorporation of South Carolina, Inc." and "Selected Consolidated Financial Data and Other Information."

                            FCB/SC Capital Trust I

     The Issuer Trust is a statutory business trust created under Delaware law on March 12, 1998 and which is governed by the Trust Agreement. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures, (iii) effecting the Exchange Offer by exchanging up to $50,000,000 aggregate Liquidation Amount of the New Capital Securities for a like amount of the Old Capital Securities, and (iv) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.


                              The Exchange Offer

The Exchange Offer .............   Up to $50,000,000 aggregate Liquidation
                                   Amount of New Capital Securities are being offered in exchange for a like aggregate
                                   Liquidation Amount of Old Capital Securities.
                                   Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation
                                   Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof. The Company and the Issuer Trust are making the Exchange Offer in order to satisfy their obligations under the Registration
                                   Rights Agreement relating to the Old Capital
                                   Securities. For a description of the
                                   procedures for tendering Old Capital
                                   Securities, see "The Exchange Offer --
                                   Procedure for Tendering Old Capital
                                   Securities."

Expiration Date.................   5:00 p.m., New York City time, on  *  ,
                                   1998 (such time on such date being
                                   hereinafter called the "Expiration Date") unless the Exchange Offer is extended by the Company and the Issuer Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange
                                   Offer is extended). See "The Exchange Offer
                                   -- Expiration Date; Extensions; Amendments."

Conditions to the
 Exchange Offer..................  The Exchange Offer is subject to certain conditions, which may be waived by the
                                   Company and the Issuer Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer -- Conditions to the Exchange Offer." The Company and the Issuer Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."

Withdrawal Rights...............   Tenders of Old Capital Securities may be
                                   withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange
                                   Agent in conformity with certain procedures set forth below under "The Exchange Offer --
                                   Withdrawal Rights."

Procedures for Tendering
Old Capital Securities..........   Tendering holders of Old Capital Securities
                                   must complete and sign a Letter of
                                   Transmittal in accordance with the
                                   instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old
                                   Capital Securities to be tendered or in
                                   compliance
                                   with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer including an Agent's Message (as defined herein) in lieu of a Letter of Transmittal. Holders of Old
                                   Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer
                                   -- Procedure for Tendering Old Capital
                                   Securities." Letters of Transmittal and
                                   certificates representing Old Capital
                                   Securities should not be sent to the Company or the Issuer Trust. Such documents should only be sent to the Exchange Agent.
                                   Questions regarding how to tender and
                                   requests for information should be directed to the Exchange Agent. See "The Exchange
                                   Offer -- Exchange Agent."

Resales of New
 Capital Securities..............  Based on interpretations by the staff of the
                                   Commission (the "Staff") as set forth in no-action letters issued to third parties, the Company and the Issuer Trust believe that holders of Old Capital Securities (other than any holder that is an "affiliate" of the Company or the Issuer Trust as defined under Rule 405 of the Securities Act) who exchange their Old Capital Securities for New Capital Securities pursuant to the Exchange Offer may offer such New Capital Securities for resale, resell such New Capital Securities and otherwise transfer such New Capital Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the Staff has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer.

                                   Any holder of Old Capital Securities who is an "affiliate" of the Company or the Issuer Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Issuer Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters,
                                   (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

                                   Each holder of Old Capital Securities (other than certain specified holders) who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Issuer Trust, (ii) any

                                   New Capital Securities to be received by it are being acquired in the ordinary course of its business, and (iii) it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities and has no arrangement or understanding to participate in a distribution of New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company and the Issuer Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating
                                   Broker-Dealers") may fulfill their
                                   prospectus delivery requirements with
                                   respect to the New Capital Securities
                                   received upon exchange of such Old Capital
                                   Securities (other than Old Capital
                                   Securities which represent an unsold
                                   allotment from the original sale of the Old
                                   Capital Securities) with a prospectus
                                   meeting the requirements of the Securities
                                   Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resales of New Capital Securities," the Company and the Issuer Trust have agreed to allow the Participating Broker-Dealers to use this Prospectus in connection with resales of such New Capital Securities for a period of ninety (90) days after the Expiration Date, exclusive of any period when a stop order is in effect. See "Plan of Distribution." Any Participating
                                   Broker-Dealer who is an "affiliate" of the Company or the Issuer Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

Exchange Agent..................   The Exchange Agent with respect to the
                                   Exchange Offer is Bankers Trust Company. The addresses and telephone and facsimile numbers of the Exchange Agent are set forth in "The
                                   Exchange Offer -- Exchange Agent" and in the
                                   Letter of Transmittal.

Use of Proceeds.................   Neither the Company nor the Issuer Trust
                                   will receive any cash proceeds from the
                                   issuance of the New Capital Securities
                                   offered hereby.

Certain Federal Income Tax
Consequences; Certain ERISA
Considerations..................   Holders of Old Capital Securities should
                                   review the information set forth under
                                   "Certain Federal Income Tax Consequences" and
                                   "Certain ERISA Considerations" prior to
                                   tendering Old Capital Securities in the
                                   Exchange Offer.

                          The New Capital Securities

Securities Offered..............   Up to $50,000,000 aggregate Liquidation
                                   Amount of the Issuer Trust's 8.25% Capital
                                   Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Security). The New Capital
                                   Securities will be issued, and the Old
                                   Capital Securities were issued, under the Trust Agreement. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the
                                   Exchange Offer will constitute a single
                                   series of Capital Securities under the Trust
                                   Agreement and, accordingly, will vote
                                   together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust
                                   Agreement. See "Description of the New
                                   Capital Securities -- General." The terms of the New Capital Securities are identical in all material respects to the terms of the Old
                                   Capital Securities, except that the New
                                   Capital Securities have been registered under the Securities Act and, therefore, are not subject to certain restrictions on transfer applicable to the Old Capital Securities and, subject to certain limited exceptions specified in the Registration Rights
                                   Agreement, will not provide for any increase in the Distribution rate thereon. See "The
                                   Exchange Offer -- Purpose and Effect of the
                                   Exchange Offer" and "Description of the New
                                   Capital Securities."

Distributions...................   Holders of the New Capital Securities are
                                   entitled to receive cumulative cash
                                   Distributions at an annual rate of 8.25% on the Liquidation Amount of $1,000 per New
                                   Capital Security, accruing from the last
                                   Distribution Date on the Old Capital
                                   Securities preceding the original issue date of the New Capital Securities or, if no Distributions have been made on the Old
                                   Capital Securities, from the original date of issuance of the Old Capital Securities (March
                                   24, 1998), and (subject to the possible
                                   extension of Distribution payment periods described below) will be payable semi-annually, in arrears, on the 15th day of March and September of each year. See
                                   "Description of the New Capital Securities --
                                   Distributions."

Option to Extend Interest
 Payment Period..................  The Company has the right, at any time, subject to certain conditions, to defer
                                   payments of interest on the Junior
                                   Subordinated Debentures, for Extension
                                   Periods, each not exceeding 10 consecutive semi-annual periods; provided that no Extension Period may extend beyond the maturity date of the Junior Subordinated Debentures or end on a date other than a Distribution Date. As a consequence of the Company's extension of the interest payment period on the Junior Subordinated Debentures, Distributions on the Capital Securities also would be deferred, but would continue to accrue during any such Extension Period to the extent permitted by law. In the event the Company exercises its right to extend an interest payment period, then during any Extension Period, subject to certain exceptions, (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock or make any guarantee payments (other than payments on the Guarantee) with respect to the foregoing and (ii) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to certain requirements. See "Description of the New Junior Subordinated Debentures -- Option to Extend Interest Payment Period." Should an Extension Period occur with respect to the Capital Securities, holders of the Capital Securities will continue to accrue interest income (in the form of original issue discount ("OID")), for United States federal income tax purposes in respect of their pro rata share of the Junior Subordinated Debentures held by the Issuer Trust. Such holders will be required to include such amounts in gross income for United States federal income tax purposes in advance of the receipt of cash, and such holders will not receive the cash from the Issuer Trust related to such income if such holders dispose of the Capital Securities prior to the record date for payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

Interest Income and Original
 Issue Discount..................  Interest on the Junior Subordinated
                                   Debentures will be reportable as OID. Holders of Capital Securities must include their pro rata shares of the OID in income on an economic accrual basis regardless of their method of tax accounting, even though such accrual causes amounts to be included in income prior to the receipt of cash attributable to the interest. In addition, the Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid OID with respect to the underlying Junior Subordinated Debentures. A holder who disposes of Capital Securities between record dates for payment of Distributions thereon will be required to include in income accrued but unpaid interest (i.e., OID) on its pro rata share of the Junior Subordinated Debentures through the date of disposition and to add such amount to the adjusted tax basis in the holder's Capital Securities. See "Risk Factors -- Market Prices" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sale or Redemption of Capital Securities."

Liquidation.....................   The Company, as the holder of all of the
                                   Common Securities, has the right at any time to dissolve the Issuer Trust (including, without limitation, upon the occurrence of a Tax Event, a Capital Treatment Event or an
                                   Investment Company Event (each as defined herein)), subject to certain conditions
                                   (including the receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve), with the result that, after satisfaction of liabilities to creditors of the Issuer Trust (to the extent not satisfied by the Company), the Company must cause the Junior Subordinated Debentures to be distributed to the holders of the Trust
                                   Securities on a pro rata basis in accordance with the respective Liquidation Amounts thereof. In addition, the Issuer Trust will be dissolved and liquidated under certain other circumstances. See "Description of the New Capital Securities -- Liquidation
                                   Distribution on Dissolution."

Liquidation Distribution........   In the event of the voluntary or
                                   involuntary liquidation, dissolution or
                                   winding-up of the Issuer Trust, after
                                   satisfaction of liabilities to creditors of the Issuer Trust (to the extent not satisfied by the Company), holders of the Capital
                                   Securities will be entitled to receive a Liquidation Distribution (as defined herein) equal to $1,000 per Capital Security plus an amount equal to accrued and unpaid
                                   Distributions thereon to the date of payment, unless the Junior Subordinated Debentures are distributed to holders of the Trust
                                   Securities in exchange therefor. If such Liquidation Distribution can be paid only in part because the

                                   Issuer Trust has insufficient assets
                                   available to pay in full the aggregate
                                   Liquidation Distribution, then the amounts payable directly by the Issuer Trust on the Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default (as defined herein) has occurred and is continuing by reason of the failure to pay amounts due with respect to the Junior Subordinated Debentures, the Capital Securities shall have a priority over the Common Securities. See "Description of the New Capital Securities -- Liquidation Distribution on Dissolution."

Maturity........................   Upon the repayment of the Junior
                                   Subordinated Debentures, whether at maturity or upon early redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment will be applied by the Property Trustee to redeem a like amount of the Trust Securities, upon the terms and conditions described herein. See "Description of the New Capital Securities -- Redemption."

Redemption......................   The Trust Securities are subject to
                                   mandatory redemption (i) in whole, but not in part, at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole, but not in part, contemporaneously with the optional redemption at any time by the Company of the Junior Subordinated
                                   Debentures at any time within 90 days
                                   following the occurrence and during the
                                   continuation of a Tax Event, Investment
                                   Company Event or Capital Treatment Event, in each case subject to possible regulatory approval, and (iii) in whole or in part, at any time on or after March 15, 2008, contemporaneously with the optional redemption by the Company of the Junior
                                   Subordinated Debentures in whole or in part, in each case at the applicable Redemption
                                   Price (as defined herein). See "Description of the New Capital Securities -- Redemption."

Tax Event, Capital Treatment Event
and Investment Company
 Event Redemption................  If at any time a Tax Event, a Capital
                                   Treatment Event or an Investment Company
                                   Event should occur and be continuing, the Company may, within 90 days of the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event, as applicable, redeem the Junior Subordinated Debentures in whole or in part in certain limited circumstances described herein at a Redemption Price (as defined herein) equal to par plus accrued and unpaid interest to the redemption date, subject to the Company having received prior approval from the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. Upon the redemption of the Junior Subordinated Debentures, the proceeds of such redemption will be applied by the Property Trustee to redeem a like amount of the Trust Securities on a pro rata basis, upon the terms and conditions described herein. See "Description of the New Capital Securities -- Redemption."

The Guarantee...................   The payment of Distributions out of moneys
                                   held by the Issuer Trust, payments on
                                   liquidation of the Issuer Trust, and payment upon the redemption of the Capital Securities are guaranteed by the Company to the extent described herein under "Description of the Guarantee." The Guarantee covers payments of Distributions and other payments on the Capital Securities only if and to the extent that the Issuer Trust has funds available therefor, which funds will not be available except to the extent the Company has made payments of interest or principal or other payments on the Junior Subordinated
                                   Debentures. The Guarantee, when taken
                                   together with the Company's obligations
                                   under the Junior Subordinated Debentures, the Trust Agreement and the Junior
                                   Subordinated Indenture (including its
                                   obligations to pay costs, expenses, debts and other liabilities of the Issuer Trust
                                   (other than with respect to the Trust
                                   Securities)), provides a full and
                                   unconditional guarantee on a subordinated basis by the Company of amounts due on the Capital Securities.

Ranking.........................   The Common Securities rank pari passu with,
                                   and payments thereon will be made pro rata with, the Capital Securities, except that upon the occurrence and continuation of a Debenture Event of Default by reason of the failure to pay amounts due with respect to the Junior Subordinated Debentures, the rights of the holders of the Common
                                   Securities to receive payment of
                                   Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital
                                   Securities. See "Description of the New
                                   Capital Securities -- General." The Junior
                                   Subordinated Debentures are unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Subordinated Indenture to all Senior
                                   Indebtedness (as defined herein) of the
                                   Company. See "Description of the New Junior
                                   Subordinated Debentures -- General." The
                                   Guarantee will constitute an unsecured
                                   obligation of the Company and will rank
                                   subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Indebtedness of the Company. The Company's obligations under the Guarantee and the Junior Subordinated
                                   Debentures are also effectively subordinate to claims of creditors of the Company's subsidiaries. See "Description of the
                                   Guarantee -- Status of the Guarantee."

Voting Rights...................   Holders of the Capital Securities have
                                   limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer Trust's rights as the holder of the Junior Subordinated Debentures. Holders of the Capital Securities are not entitled to appoint, remove or replace the Property
                                   Trustee or the Delaware Trustee except upon the occurrence of a Debenture Event of Default (as defined herein) described herein.
                                   See "Description of the New Capital
                                   Securities -- Voting Rights, Amendment of
                                   Trust Agreement" and " -- Removal of Issuer
                                   Trustees; Appointment of Successors."

Rating..........................   The Old Capital Securities are not, and the
                                   New Capital Securities will not be, rated by any rating service, nor is any other security issued by the Company so rated.

Transfer Restrictions...........   The Old Capital Securities were, and the
                                   New Capital Securities will be, issued and may be transferred only in blocks having a Liquidation Amount of not less than $100,000
                                   (100 Old Capital Securities or New Capital
                                   Securities, as the case may be). Any such transfer of the Old Capital Securities or the New Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. See "Description of the New Capital Securities -- Restrictions on
                                   Transfer."

Junior Subordinated Debentures...  The Issuer Trust invested the proceeds from the issuance of the Old Capital Securities and Common Securities in an equivalent amount of Old Junior Subordinated Debentures of the Company, up to $50,000,000 aggregate principal amount of which will be exchanged for New Junior Subordinated Debentures. The Junior Subordinated Debentures mature on March 15, 2028, and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. In addition, the Company's obligations under the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities and obligations of its subsidiaries. See "Risk Factors -- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures", and "Description of the New Junior Subordinated Debentures -- Subordination."

Form of Capital Securities......   The Old Capital Securities initially sold
                                   to "qualified institutional buyers" (as
                                   defined in Rule 144A under the Securities
                                   Act) in reliance on Rule 144A under the
                                   Securities Act are represented by a global certificate or certificates registered in the name of Cede & Co., as nominee for DTC. The
                                   Old Capital Securities initially sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7)
                                   under the Securities Act) were issued only in fully registered, certificated form.
                                   Beneficial interests in the New Capital
                                   Securities represented by a global
                                   certificate or certificates will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except in the limited circumstances described herein, the New
                                   Capital Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of the New Capital Securities -- Book-Entry
                                   Only Issuance -- The Depository Trust
                                   Company."

     For additional information with respect to the New Capital Securities, see "Description of the New Capital Securities," "Description of the New Junior Subordinated Debentures," "Description of the Guarantee," "Relationship Among the Capital Securities, the Junior Subordinated Debentures, and the Guarantee," and "Certain Federal Income Tax Consequences."


                                 RISK FACTORS

     Holders of the Old Capital Securities should carefully consider the matters set forth under "Risk Factors."

                                 RISK FACTORS

     Prior to deciding whether to participate in the Exchange Offer, holders of Old Capital Securities should carefully review the information contained elsewhere, or incorporated by reference, in this Prospectus and should particularly consider the following matters:


Consequences of a Failure to Exchange Old Capital Securities

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to limited exceptions, if applicable). The Company and the Issuer Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to limited exceptions, if applicable).

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of the New Capital Securities -- General."


Exchange Offer Procedures

     Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal (or an Agent's Message in lieu thereof) and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should carefully follow the exchange procedures described in this Prospectus and allow sufficient time to ensure timely delivery to the Exchange Agent. The Issuer Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange. See "Procedure for Tendering Old Capital Securities."


Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures

     The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. No payment of principal of (including redemption payments, if any) or interest on the Junior Subordinated Debentures may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. At June 30, 1998, the Company had no Senior Indebtedness. However, none of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the New Junior Subordinated Debentures -- Subordination."

     The ability of the Issuer Trust to pay amounts due on the Capital Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.

Status of the Company as a Bank Holding Company

     Because the Company is a bank holding company, its right to participate in any distribution of assets of the Bank upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such a distribution) is subject to the prior claims of creditors of the Bank (including its depositors), except to the extent that the Company may itself be recognized as a creditor of the Bank. At June 30, 1998, the Bank had total liabilities (excluding liabilities owed to the Company) of approximately $2.13 billion, including deposits. Accordingly, the Capital Securities effectively will be subordinated to all existing and future liabilities of the Bank, and holders of Capital Securities should look only to the assets of the Company for payments on the Capital Securities. Neither the Guarantee nor the Junior Subordinated Indenture places any limitation on the amount of secured or unsecured debt that may be incurred by the Bank in the future. See "Description of the New Junior Subordinated Debentures" and "Description of the Guarantee."


Regulatory Approval for Dividend Payments by the Bank

     Almost all of the operating assets of the Company are owned by the Bank. The Company relies primarily on dividends from the Bank to meet its obligations for the payment of principal and interest on its separate debt obligations and corporate expenses. The payment of dividends by the Bank to the Company is subject to certain legal and regulatory limitations, is subject to ongoing review by banking regulators, and requires the prior approval of the South Carolina Board of Financial Institutions (the "Board"). At June 30, 1998, approximately $22.3 million was available for payment of dividends to the Company from the Bank without affecting the Bank's current classification as a "well capitalized" bank under federal bank regulatory capital guidelines. However, while the Board previously has not withheld approval of a proposed dividend by the Bank, such approvals are based on the Board's consideration of various matters including the Bank's earnings and capital, and no assurance can be given that the Board will approve any particular future dividend proposed to be paid by the Bank to the Company. At June 30, 1998, the Company had separate assets (consisting primarily of equity securities of other financial institutions) with a market value of approximately $37.9 million that could have been liquidated, if necessary, in order to pay obligations of the Company. See "Supervision, Regulation and Other Matters." The Bank also is subject to certain restrictions under federal law on extensions of credit to, and certain other transactions with, the Company and certain of its other affiliates, and on investments in the stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans or other transactions and investments by the Bank are generally limited in amount as to the Company and as to each such other affiliate to 10% of the Bank's capital and surplus and as to the Company and all such other affiliates to an aggregate of 20% of the Bank's capital and surplus.


Option to Extend Interest Payment Period; Tax Consequences

     So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than a Distribution Date. See "Description of the New Junior Subordinated Debentures -- Debenture Events of Default." As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon during any Extension Period at a rate equal to 8.25% per annum, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the

Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods, extend beyond the Stated Maturity of the Junior Subordinated Debentures, or end on a date other than a Distribution Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a rate equal to 8.25% per annum, compounded semi-annually), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the New Capital Securities -- Distributions" and "Description of the New Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

     Should an Extension Period occur, a holder of Capital Securities will continue to accrue interest income (in the form of OID) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust. As a result, a holder of Capital Securities will include such interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sale or Redemption of Capital Securities."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which OID accrues that are not subject to such deferrals.


Tax Event, Investment Company Event or Capital Treatment Event Redemption; Proposed Tax Law Changes

     Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. Any such redemption shall be at a price equal to the aggregate Liquidation Amount of the Capital Securities and Common Securities, respectively, together with accumulated Distributions to but excluding the date fixed for redemption and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures prior to the stated maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of the New Junior Subordinated Debentures -- Redemption" and "Description of the New Capital Securities -- Liquidation Distribution Upon Dissolution."

     A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Old Junior Subordinated Debentures or New Junior Subordinated Debentures, (ii) interest payable by the Company on the Old Junior Subordinated Debentures or New Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. According to a petition recently filed in the United States Tax court by a corporation unrelated to the Company and the Issuer Trust, the Internal Revenue Service has challenged the deductibility for United States federal income tax purposes of interest payments on certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangement involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Issuer Trust, the relevant facts in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Issuer Trust. Whether the Internal Revenue Service would attempt to challenge the deductibility of interest on the Junior Subordinated Debentures cannot be predicted. The Company, based on the advice of counsel, intends to take the position that interest payments on the Junior Subordinated Debentures will be deductible by the Company for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Classification of the Junior Subordinated Debentures." Adverse developments relating to the deductibility of interest, whether arising in connection with the case currently pending in the United States Tax Court or not, could give rise to a Tax Event.

     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.


Possible Tax Law Changes

     In both 1996 and 1997, the Clinton Administration proposed to amend the Internal Revenue Code of 1986, as amended (the "Code"), to deny deductions of interest on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Issuer Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of the New Capital Securities -- Redemption."


Exchange of Capital Securities for Junior Subordinated Debentures

     The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of the New Capital Securities -- Liquidation Distribution Upon Dissolution."

     Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will be taxable as a grantor trust, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust would be a taxable event to the Issuer Trust and the holders of the Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Junior Subordinated Debentures to Holders of Capital Securities."


Rights Under the Guarantee

     The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act of 1939 (the "Trust Indenture Act"). Bankers Trust Company will act as the trustee under the Guarantee (the "Guarantee Trustee") and will hold the Guarantee for the benefit of the holders of the Capital Securities. Bankers Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price (as defined in "Description of the New Capital Securities -- Redemption") with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under " -- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of the Guarantee -- Status of the Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of the New Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities," " -- Debenture Events of Default" and "Description of the Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.


Limited Voting Rights

     Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable other than as a grantor trust for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of the New Capital Securities -- Voting Rights; Amendment of Trust Agreement" and " -- Removal of Issuer Trustees; Appointment of Successors."


Market Prices

     There can be no assurance as to the market prices for Capital Securities, or the market prices for Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Old Capital Securities in exchange for which the New Capital Securities are being offered. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, holders who elect to exchange their Old Capital Securities for New Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the New Junior Subordinated Debentures."

     In addition, the Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid OID with respect to the underlying Junior Subordinated Debentures. A holder who disposes of Capital Securities between record dates for payments of Distributions thereon will be required to include in income accured but unpaid OID on its pro rata share of the Junior Subordinated Debentures through the date of disposition, and to add such amount to the adjusted tax basis in the holder's Capital Securities. To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID), a holder generally will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences" and " -- Sale or Redemption of Capital Securities."


Absence of Public Market

     The Old Capital Securities were issued to, and the Company believes they are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders thereof (who are not affiliates of the Company or the Issuer Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Also, Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Company and the Issuer Trust have been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the New Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market for the New Capital Securities develops, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Issuer Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Growth

     The Company has grown and may seek to grow by acquiring other financial institutions and branches. However, competition for acquisitions in the Company's market area is highly competitive. Moreover, any acquisitions will be subject to regulatory approval and there can be no assurance that the Company will obtain such approvals. The Company may not be as successful in the future as it has been in the past in identifying further acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches. Furthermore, the Company's ability to grow through acquisitions will depend on its maintaining sufficient regulatory capital levels and on economic conditions.


Competition

     The banking business is highly competitive. In its primary market areas, the Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Certain of the Bank's primary competitors have substantially greater resources and lending limits than the Bank and may offer certain services the Bank does not provide at this time. The profitability of the Company depends upon the Bank's ability to continue to compete in its primary market areas.


Developments in Technology

     The market for financial services, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, telebanking, debit cards and so-called "smart" cards. The ability of the Company to compete successfully in its markets may depend on the extent to which it is able to exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or the Company's success or failure in anticipating or responding to such developments, will materially affect the Company's business, financial condition and operating results.


             FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC.

     The Company is a registered bank holding company, chartered under the laws of South Carolina and headquartered in Columbia, South Carolina. The Company operates through its wholly-owned subsidiary, First-Citizens Bank and Trust Company of South Carolina (the "Bank"), a South Carolina chartered bank that currently maintains 130 banking offices in 84 communities in South Carolina. At June 30, 1998, the Company had total consolidated assets of approximately $2.32 billion, total consolidated deposits of approximately $1.90 billion, and total consolidated stockholders' equity of approximately $169.3 million.

     The Company is the largest independent banking institution headquartered in South Carolina and has developed a statewide franchise with a meaningful presence in Charleston, Columbia, and Spartanburg and a strong presence in the state's non-metropolitan markets. The Company is focused on community-oriented banking via (i) localized lending, (ii) core deposit funding, (iii) conservative balance sheet management, and (iv) stable growth.

     The Company's franchise includes many smaller communities where competition is limited due to the exit of larger institutions or to the limited products of smaller institutions. By outsourcing its core data processing requirements to an affiliated financial institution, First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB"), the Company can offer a complete array of financial services while maintaining its community banking orientation.

     The Company lends primarily to borrowers located in its markets. Its $1.50 billion loan portfolio is diversified and predominated by small business and consumer loans. Within the Company's commercial portfolio, the average loan size is approximately $49,000 and, within the consumer loan portfolio, most loans mature, are callable, or provide for balloon payments, within five to seven years. At June 30, 1998, the Company's nonperforming assets were $3.3 million, or 0.22% of gross loans, and its allowance for loan losses was 1.83% of gross loans and 826.57% of nonperforming assets. Net charge-offs for 1997 were 0.12% of average loans and, for the 1994 to 1997 period, have averaged 0.14% of average loans.

     The Company's focus on the non-metropolitan banking markets and its emphasis on customer service provide the Company with a stable source of core funding. At June 30, 1998, transaction accounts and non-interest bearing accounts equaled 24.62% and 17.95%, respectively, of total deposits.

     Management of the Company emphasizes balance sheet conservatism and liquidity. At June 30, 1998, the Company's loan-to-deposit ratio was 79.04%, 89.55% of its $622.7 million investment portfolio was invested in U.S. government obligations with an average maturity of 12 months, and approximately 93.91% of the investment portfolio was classified as held-to-maturity.

     For the six months ended June 30, 1998, the Company's annualized return on average assets and return on average equity were 1.04% and 14.42%, respectively. These performance measures reflect approximately $3.9 million in amortization expense associated with goodwill and deposit based premiums incurred in connection with the acquisition of unaffiliated institutions or branch offices of such institutions.

     Members of the Holding family, including Vice Chairman Frank B. Holding, have been actively involved in the management of the Company since 1964 when a predecessor of the Company was reorganized and recapitalized. Currently, members of the Holding family control 59.55% of the voting common stock, 67.12% of the non-voting common stock, and varying percentages ranging from 7.85% to 73.56% of the six classes of outstanding preferred stock of the Company.

     The Company's principal executive offices are located at 1230 Main Street, Columbia, South Carolina 29201, and its telephone number is (803) 771-8700.


Relationship with Affiliated Financial Institution

     The Bank is party to a contract with FCB pursuant to which FCB provides the Bank with various support and data processing services, including services relating to its item processing, deposit and loan, general ledger and statement rendering functions, which the Bank has chosen not to provide for itself. Fees paid by the Bank to FCB for such services during 1997, 1996, and 1995 totaled $6.3 million, $5.8 million, and $5.5 million. The contract expired at December 31, 1997, and has been renewed for three years. Management of the Bank estimates that fees payable during 1998 will total approximately $7.3 million. FCB is the wholly-owned bank subsidiary of First Citizens BancShares, Inc. ("BancShares"). Three of the Company's directors, Frank B. Holding, George H. Broadrick, and Carmen P. Holding, also serve as directors of BancShares, and Mr. Holding, who serves as Vice Chairman of the Company also serves as BancShares' Executive Vice Chairman; and, the Holding family, whose control of the Company's outstanding capital stock is described above, also controlled 43.0% of the Class A, and 68.8% of the Class B, common stock of BancShares at June 30, 1998. The Bank's contract with FCB was negotiated at arms-length and was approved by the Company's Board of Directors, with Messrs. Holding and Broadrick and Ms. Holding abstaining from the voting. Based on its previous comparisons of the terms of the contract with terms available to it from other providers of the services being obtained from FCB, management of the Bank believes the terms of its contract with FCB, including prices, are no less favorable to the Bank than could be obtained from an unrelated provider. Additionally, in consideration of Mr. Holding's management services, the Bank reimburses FCB for a portion of his salary paid by FCB. The amount of reimbursement was $7,921 per month during 1997 and has increased to $8,159 per month during 1998. Mr. Holding receives no salary, directors fees or other compensation from the Company or the Bank for his services as Vice Chairman and a director.

     For additional information regarding the Company and its financial condition and results of operations, see "Available Information,"
"Incorporation of Certain Documents by Reference" and "Selected Consolidated Financial Data and Other Information."

     NEITHER THE CAPITAL SECURITIES NOR THE JUNIOR SUBORDINATED DEBENTURES ARE OBLIGATIONS OF OR GUARANTEED BY THE BANK.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
     The following unaudited table presents the consolidated ratios of earnings to fixed charges of the Company. The consolidated ratios of earnings to fixed charges have been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits). Interest expense (other than on deposits) includes interest on borrowed funds, federal funds purchased and securities sold under agreements to repurchase, and other funds borrowed.


                                      For the six months
                                             ended
                                           June 30,                          For the year ended December 31,
                                    -----------------------   --------------------------------------------------------------
                                       1998         1997         1997         1996         1995         1994         1993
                                    ----------   ----------   ----------   ----------   ----------   ----------   ----------
Earnings to fixed charges:
 Excluding interest on deposits         3.88x        4.65x        4.89x        5.59x        4.51x        5.47x        8.15x
 Including interest on deposits         1.51         1.48         1.51         1.51         1.36         1.36         1.50

          SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER INFORMATION

     Presented below is selected consolidated financial information for the Company for the periods specified. The consolidated financial information is not necessarily indicative of the results for any future period and is qualified in its entirety by, and should be read in conjunction with, the detailed information contained in the Company's consolidated financial statements, including footnotes thereto, incorporated herein by reference and the other information contained in its reports filed with the Commission under the Exchange Act. See "Available Information" and "Incorporation of Certain Documents by Reference."


                                   As of and for the
                                   six months ended
                                       June 30,
                            -------------------------------
                                  1998            1997
                            --------------- ---------------
                                      (Unaudited)
                             (Dollars in thousands, except
                                  for per share data)
Selected balance sheet
 data:
Loans .....................   $ 1,506,088     $ 1,347,074
Securities ................       622,673         525,601
Total assets ..............     2,321,518       2,088,764
Deposits ..................     1,905,413       1,784,254
Long term obligations .....        50,000           8,750
Shareholders' equity ......       169,285         143,293
Selected results of
 operations:
Net interest income .......   $    45,395     $    40,818
Provision for loan losses           2,282           2,400
Noninterest income ........        13,917          11,762
Noninterest expense .......        38,658          35,122
Income taxes ..............         6,389           5,356
Net Income ................        11,983           9,702
Per share:
 Net Income(1) ............         12.81           10.35
 Book value ...............        178.85          150.68
Selected ratios:
Return on average
 assets(2) ................          1.04%           0.96%
Return on average
 stockholders'
 equity(2) ................         14.42           14.00
Shareholders' equity to
 average total assets .....          7.23            6.89
Asset quality ratios:
Nonperforming assets to
 total gross loans and
 other real estate owned              .22%            .25%
Net charge-offs to
 average loans(2) .........           .11             .15
Total allowance for loan
 losses to total
 nonperforming assets .....        826.57          763.83



                                              As of and for the year ended December 31,
                            -----------------------------------------------------------------------------
                                  1997            1996            1995           1994           1993
                            --------------- --------------- --------------- -------------- --------------
                                          (Dollars in thousands, except for per share data)
Selected balance sheet
 data:
Loans .....................   $ 1,428,437     $ 1,269,779     $ 1,114,259    $    937,025   $    881,003
Securities ................       588,409         485,451         464,981         486,681        467,977
Total assets ..............     2,250,477       1,947,699       1,751,674       1,589,181      1,518,978
Deposits ..................     1,879,420       1,661,072       1,495,939       1,386,518      1,336,366
Long term obligations .....        14,483          10,000          11,700          13,400         14,400
Shareholders' equity ......       158,418         132,641         112,086          98,025         84,237
Selected results of
 operations:
Net interest income .......   $    85,663     $    76,665     $    64,488    $     58,948   $     61,713
Provision for loan losses           4,241           4,574           2,686           2,558          3,927
Noninterest income ........        24,781          22,257          19,704          18,667         18,724
Noninterest expense .......        72,658          65,073          62,171          60,239         57,441
Income taxes ..............        11,775          10,321           6,777           4,969          6,286
Net Income ................        21,770          18,954          12,558           9,849         12,783
Per share:
 Net Income(1) ............         23.24           20.02           13.13           10.24          13.34
 Book value ...............        166.95          139.21          115.32          100.41          85.62
Selected ratios:
Return on average
 assets(2) ................          1.05%           1.04%            .76%            .63%           .88%
Return on average
 stockholders'
 equity(2) ................         15.02           15.52           12.04           10.69          16.57
Shareholders' equity to
 average total assets .....          6.96            6.67            6.31            5.94           5.33
Asset quality ratios:
Nonperforming assets to
 total gross loans and
 other real estate owned              .23%            .28%            .39%            .48%           .55%
Net charge-offs to
 average loans(2) .........           .12             .19             .11             .15            .30
Total allowance for loan
 losses to total
 nonperforming assets .....        791.25          658.52          484.60          431.79         374.17

---------
(1) In December 1997, the Company adopted SFAS No, 128, "Earnings Per Share". Adoption of this new accounting standard had no impact on the Company's net income per share computations because the Company has no dilutive securities.

(2) Annualized for the six months ended June 30, 1998 and 1997.

                            FCB/SC CAPITAL TRUST I

     The Issuer Trust is a statutory business trust created under the Delaware Business Trust Act (the "Trust Act") on March 12, 1998, pursuant to the filing of a certificate of trust with the Delaware Secretary of State. The Issuer Trust is governed by the Trust Agreement among the Company as Depositor, Bankers Trust (Delaware) as Delaware Trustee, Bankers Trust Company as Property Trustee, the Administrators named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust. The Company, as holder of the Common Securities, has appointed two individuals who are officers of the Company to serve as the Administrators of the Issuer Trust. See "Description of the New Capital Securities -- Miscellaneous." The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures, (iii) effecting the Exchange Offer by exchanging up to $50,000,000 aggregate Liquidation Amount of the New Capital Securities for a like amount of the Old Capital Securities, and (iv) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

     All the Common Securities of the Issuer Trust are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of the New Capital Securities -- Subordination of Common Securities." The Company acquired Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may dissolve earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, telephone number (302) 636-3301. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500.


                             ACCOUNTING TREATMENT

     For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be included in the consolidated balance sheets of the Company as long-term obligations, and appropriate disclosures about the Capital Securities, the Guarantee and the New Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, Distributions on the Capital Securities will be recorded as interest expense in the consolidated statements of income of the Company.


                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     In connection with the sale of the Old Capital Securities, the Company and the Issuer Trust entered into the Registration Rights Agreement with the Initial Purchaser pursuant to which the Company and the Issuer Trust agreed, among other things, to file and to use their best efforts to cause to become effective with the Commission a registration statement (the "Exchange Registration Statement") with respect to the exchange of the Old Capital Securities for Capital Securities which have been registered under the Securities Act and which have terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Issuer Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and, therefore, will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and, subject to certain limited exceptions specified in the Registration Rights Agreement, will not provide for any increase in the Distribution rate thereon.

     In this regard, under certain circumstances set forth in the Registration Rights Agreement, additional interest will accrue on the Capital Securities in addition to the stated interest thereon. The Registration Rights Agreement provides that (i) the

Company and the Issuer Trust shall use their respective best efforts to cause the Exchange Registration Statement to be declared effective by the Commission on or prior to 180 days after the date of original issuance of the Trust Securities, and to keep the Exchange Registration Statement effective for not less than 30 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is made to the holders, (ii) unless the Exchange Offer will not be permitted by applicable law or Commission policy, the Issuer Trust will commence the Exchange Offer and use its best efforts to consummate the Exchange Offer within 30 business days after the effective date of the Exchange Registration Statement, and (iii) if obligated to file the "Shelf Registration Statement" (as defined in the Registration Rights Agreement), the Company and Issuer Trust will use their best efforts to file the Shelf Registration Statement with the Commission as promptly as practicable, but, in any event, within 45 days after such filing obligation arises, and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days after such obligation arises.

     If (i) the Company and the Issuer Trust fail to file, if appropriate, the Shelf Registration Statement on or before the dates specified for such filing,
(ii) the Exchange Registration Statement or the Shelf Registration Statement, if applicable, is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the Company and Issuer Trust fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Registration Statement, or (iv) the Exchange Registration Statement or the Shelf Registration Statement, if applicable, is declared effective but thereafter ceases to be effective or usable in connection with resales of "Transfer Restricted Securities" (as defined below) during the period specified in the Registration Rights Agreement (each such event referred to in clauses
(i) through (iv) above, a "Registration Default"), then liquidated damages shall accrue on the principal amount ("Additional Interest") of the Old Junior Subordinated Debentures and, if the Exchange Offer has been consummated, the New Junior Subordinated Debentures, and additional Distributions shall accumulate on the Liquidation Amount ("Additional Distributions") of the Old Capital Securities and, if the Exchange Offer has been consummated, the New Capital Securities, immediately following the occurrence of such Registration Default, each at a rate of 0.25% per annum. Notwithstanding the foregoing, neither the Additional Interest on the Junior Subordinated Debentures nor the Additional Distribution rate on the Liquidation Amount of the Capital Securities may exceed in the aggregate 0.25% per annum. Such Additional Interest and Additional Distributions shall cease to accrue and accumulate upon the curing of the respective Registration Default.

     For purposes of the preceding paragraph, "Transfer Restricted Security" means each Old Capital Security, the Old Guarantee or Old Junior Subordinated Debenture until (i) the date on which such Old Capital Security, the Old Guarantee or Old Junior Subordinated Debenture has been exchanged for a New Capital Security, the Guarantee or New Junior Subordinated Debenture in the Exchange Offer and are thereafter freely tradable by the holder thereof (other than an affiliate of the Company), (ii) such Old Capital Security, Old Guarantee or Old Junior Subordinated Debenture, as the case may be, shall have ceased to be outstanding, (iii) the date on which such Old Capital Security, Old Guarantee or Old Junior Subordinated Debenture has been effectively registered under the Securities Act and disposed of in accordance with the Exchange Registration Statement or the Shelf Registration Statement, if applicable, or (iv) the date on which such Old Capital Security, Old Guarantee or Old Junior Subordinated Debenture is distributed to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act.

     The Exchange Offer is not being made to, nor will the Company or the Issuer Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Issuer Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC. Pursuant to the Exchange Offer, the Company will exchange, as soon as practicable after the date hereof, the Old Guarantee for the Guarantee and up to $50,000,000 aggregate principal amount of the Old Junior Subordinated Debentures for a like aggregate principal amount of the New Junior Subordinated Debentures. The Guarantee and the New Junior Subordinated Debentures have also been registered under the Securities Act.


Terms of the Exchange

     The Company and the Issuer Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $50,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Issuer Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $50,000,000 of New Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $50,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding. Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered, or are tendered but not accepted, in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " -- Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE COMPANY, THE ADMINISTRATORS OR TRUSTEES OF THE ISSUER TRUST, NOR THE EXCHANGE AGENT, MAKE ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.


Expiration Date; Extensions; Amendments

     The Expiration Date will be 5:00 p.m., New York City time, on * , 1998, unless the Exchange Offer is extended by the Company and the Issuer Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). The Company and the Issuer Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company and the Issuer Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under " -- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under " -- Withdrawal Rights," and
(iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Issuer Trust to constitute a material change, or if the Company and the Issuer Trust waive a material condition of the Exchange Offer, the Company or the Issuer Trust will promptly disclose such amendment or waiver by means of a supplement to this Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Issuer Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company or the Issuer Trust may choose to make any public announcement and subject to applicable law, neither the Company nor the Issuer Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of New Capital Securities

     Upon the terms and subject to the conditions of the Exchange Offer, the Company and the Issuer Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described below under " -- Withdrawal Rights") promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a Book-Entry Confirmation (as defined below) of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), or an Agent's Message (as defined below), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     The term "Book-Entry Confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

     The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Old Capital Securities which are the subject of such Book-Entry Confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

     Subject to the terms and conditions of the Exchange Offer, the Company and the Issuer Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Company or the Issuer Trust gives oral or written notice to the Exchange Agent of the Company's and the Issuer Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Issuer Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal, Agent's Messages, and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal, Agent's Messages, and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Issuer Trust's acceptance for exchange of Old Capital Securities) or the Company or the Issuer Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's or the Issuer Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Issuer Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described below under " -- Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Issuer Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Issuer Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.


Procedure for Tendering Old Capital Securities

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, with any required signature guarantees and any other required documents, must be received by the Exchange Agent, on or prior to the Expiration Date, at its address set forth below under " -- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent on or prior to the Expiration Date, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a Book-Entry Confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of a tendering holder's Old Capital Securities are tendered, the tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF THE OLD CAPITAL SECURITIES, INCLUDING THE CERTIFICATES EVIDENCING THE SAME, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS TO BE MADE BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY ON OR PRIOR TO THE EXPIRATION DATE.

     Book-Entry Transfer. The Company understands that the Exchange Agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Capital Securities. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Book-Entry Confirmation and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth below under " -- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with, and the exchange of Old Capital Securities will only be made after timely receipt thereof by the Exchange Agent.

     DELIVERY OF THE LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution") unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Delivery. The method of delivery of the Book-Entry Confirmation, certificates representing tendered Old Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and "delivery" will be deemed made only when actually received by the Exchange Agent. If delivery is to be made by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service, is recommended. In all such cases, sufficient time should be allowed to ensure timely delivery on or before the Expiration Date.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of certificates representing Old Capital Securities, or a Book-Entry Confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Book-Entry Confirmations with respect to Old Capital Securities or certificates representing Old Capital Securities and other required documents are received by the Exchange Agent.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with: (i) such tenders are made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and (iii) the certificates (or a Book-Entry Confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an Agent's Message (as defined below), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     The acceptance by the Company and the Issuer Trust for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, the Company and the Issuer Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Issuer Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Issuer Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company and the Issuer Trust, be unlawful. The Company and the Issuer Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth below under " -- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Company's and the Issuer Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Issuer Trust, any affiliates or assigns of the Company or the Issuer Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company or the Issuer Trust, proper evidence satisfactory to the Company or the Issuer Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.


Resales of New Capital Securities

     Based on interpretations by the Staff as set forth in no-action letters issued to third parties, the Company and the Issuer Trust believe that holders of Old Capital Securities (other than any holder that is an "affiliate" of the Company or the Issuer Trust as defined under Rule 405 of the Securities Act) who exchange their Old Capital Securities for New Capital Securities pursuant to the Exchange Offer may offer such New Capital Securities for resale, resell such New Capital Securities, and otherwise transfer such New Capital Securities, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the Staff has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer.

     Any holder of Old Capital Securities who is an "affiliate" of the Company or the Issuer Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Issuer Trust to resell pursuant to Rule 144A or any other available exemption under the

Securities Act, (i) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities (other than certain specified holders) who wishes to exchange them for New Capital Securities in the Exchange Offer will be required to represent that: (i) it is not an "affiliate" of the Company or the Issuer Trust; (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities and has no arrangement or understanding to participate in a distribution of New Capital Securities. In addition, the Company and the Issuer Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Issuer Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company and the Issuer Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Issuer Trust have agreed to allow the Participating Broker-Dealers to use this Prospectus, as it may be amended or supplemented from time to time, in connection with resales of such New Capital Securities for a period of ninety (90) days after the Expiration Date. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Issuer Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Issuer Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Issuer Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Issuer Trust has given notice that the sale of the New Capital Securities (or the Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.


Withdrawal Rights

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth below under " -- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate Liquidation Amount of Old Capital Securities to be withdrawn, and (if certificates for such

Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the certificates evidencing the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth above under " -- Procedure for Tendering Old Capital Securities," then the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be re-tendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under " -- Procedure for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Issuer Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Issuer Trust, any affiliates or assigns of the Company or the Issuer Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are properly withdrawn in accordance with the above procedures will be returned to the holder thereof promptly after withdrawal.


Distributions on the New Capital Securities

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after March 24, 1998. However, because Distributions on the New Capital Securities will accumulate from such date, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.


Conditions to the Exchange Offer

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Issuer Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if there shall occur a change in the current interpretation by the Staff that permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Issuer Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities.

     If the Company and the Issuer Trust determine in their sole and absolute discretion that the foregoing event has occurred, the Company and the Issuer Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Issuer Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Issuer Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

     Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Requests for additional copies of this Prospectus or the Letter of Transmittal and any other required documents, questions or requests for assistance should be directed to the Exchange Agent as follows:
                             Bankers Trust Company
                         Four Albany Street, 4th Floor
                           New York, New York 10006
                    Attn: Corporate Trust and Agency Group
                           Telephone: (212) 250-6161
                        Facsimile: (212) 250-6392/6961

   Delivery of the Letter of Transmittal and any other required documents should be directed to:



By Mail:                              By Hand:                             By Overnight Mail:
   BT Services Tennessee, Inc.              Bankers Trust Company            BT Services Tennessee, Inc.
 Corporate Trust and Agency Group     Corporate Trust and Agency Group     Corporate Trust and Agency Group
     Reorganization Unit                 Receipt and Delivery Window              Reorganization Unit
       P.O. Box 292737                123 Washington Street, 1st Floor          648 Grassmere Park Road
   Nashville, TN 37229-2737                  New York, NY 10006                   Nashville, TN 37211

                                   For information call: (800) 735-7777
                                                Confirm: (615) 835-3572
                                              Facsimile: (615) 835-3701

     Delivery to other than one of the above address or facsimile number will not constitute a valid delivery to the Exchange Agent.


Fees and Expenses

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Company nor the Issuer Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.


                   DESCRIPTION OF THE NEW CAPITAL SECURITIES

     The Old Capital Securities have been issued and the New Capital Securities will be issued pursuant to the terms of the Trust Agreement. The Property Trustee, Bankers Trust Company, acts as trustee for the Capital Securities under the Trust Agreement. The terms of the Capital Securities include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act of 1939 and the Trust Act. The Trust Agreement will be qualified under the Trust Indenture Act upon effectiveness of the Registration Statement with respect to the New Capital Securities. See "The Exchange Offer." Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. The following summary of the material terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement (a copy of which may be obtained from the Company or the Issuer Trust), the Trust Indenture Act of 1939 and the Trust Act.

General

     The New Capital Securities will be limited to $50,000,000 aggregate Liquidation Amount outstanding. The New Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under " -- Subordination of Common Securities." The New Junior Subordinated Debentures will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the New Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such New Capital Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of the Guarantee."


Distributions

     The New Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each New Capital Security will be payable at an annual rate equal to 8.25% on the stated Liquidation Amount of $1,000, payable semi-annually in arrears on the 15th day of March and September of each year (each a "Distribution Date") to the holders of the New Capital Securities at the close of business on the last day of February or August (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the New Capital Securities will be cumulative. Distributions on the New Capital Securities will accumulate from the last Distribution Date on the Old Capital Securities preceding the original issue date of the New Capital Securities or, if no Distributions have been made on the Old Capital Securities, from March 24, 1998. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. If any date on which Distributions are payable on the New Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than a Distribution Date. As a consequence of any such deferral, semi-annual Distributions on the New Capital Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the New Capital Securities are entitled will accumulate additional Distributions thereon at a rate equal to 8.25% per annum, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods, extend beyond the Stated Maturity of the Junior Subordinated Debentures, or end on a date other than a Distribution Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees and the Property Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the New Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the New Junior Subordinated Debentures -- Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

     The revenue of the Issuer Trust available for distribution to holders of the New Capital Securities will be limited to payments under the Junior Subordinated Debentures. See "Description of the New Junior Subordinated Debentures." If the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions or other amounts payable on the New Capital Securities. The payment of Distributions and other amounts payable on the New Capital Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee."


Redemption

     Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Capital Securities plus accumulated but unpaid Distributions thereon to but excluding the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of the New Junior Subordinated Debentures -- Redemption." If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

     The Company has the right to redeem the Junior Subordinated Debentures (i) on or after March 15, 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below), in each case subject to possible regulatory approval. See " -- Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities at the Redemption Price.

     The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of their Liquidation Amount, together with accumulated Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning March 15:

       Year           Redemption Price
------------------   ------------------
  2008 ...........          104.13%
  2009 ...........          103.71
  2010 ...........          103.30
  2011 ...........          102.89
  2012 ...........          102.48
  2013 ...........          102.06
  2014 ...........          101.65
  2015 ...........          101.24
  2016 ...........          100.83
  2017 ...........          100.41

and at 100% on or after March 15, 2018.

     The Redemption Price, in the case of a redemption on or after March 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price, in the case of a redemption prior to March 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal for each Capital Security the Make-Whole Amount (as defined below) for a corresponding $1,000 principal amount of Junior Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures and, (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debentures on March 15, 2008, together with the present values of scheduled payments of interest (not including the portion of any such payments of interest accrued as of the Redemption Date) from the Redemption Date to March 15, 2008 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) 175 basis points if such Redemption Date occurs on or before March 15, 1999 or (ii) 125 basis points if such Redemption Date occurs after March 15, 1999.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York or the City of Columbia, South Carolina are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Capital Securities pro rata based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated amount of $1,000 per Trust Security.


     "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or
(iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     "Capital Treatment Event" means, in respect of the Issuer Trust, the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     Payment of Additional Sums. If a Tax Event described in clause (i) or
(iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Capital Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.


Redemption Procedures

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also " -- Subordination of Common Securities."

     If the Issuer Trust gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, and any Distribution payable in respect of the Capital Securities, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Company pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement, and may resell such securities.

     If less than all the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, or if the Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.


Subordination of Common Securities

     Payment of Distributions (including Additional Amounts (as defined below), if any) on, the Liquidation Distribution (as defined below) in respect of, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution (including Additional Amounts) on, or Liquidation Distribution in respect of, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts) on all the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the Redemption Price, the full amount of such Redemption Price on all the outstanding Capital Securities then called for redemption, or, in the case of payment of the Liquidation Distribution, the full amount of such Liquidation Distribution on all outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts) on, or Redemption Price of, or Liquidation Distributions in respect of, the Capital Securities then due and payable. The existence of an Event of Default (as defined below) does not entitle the holders of Capital Securities to accelerate the maturity thereof. "Additional Amounts" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Junior Subordinated Indenture) paid by the Company on a Like Amount of the Junior Subordinated Debentures for such period.

     In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See " -- Events of Default; Notice" and "Description of the New Junior Subordinated Debentures -- Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.


Liquidation Distribution on Dissolution

     The amount payable on the Capital Securities in the event of any liquidation of the Issuer Trust is $1,000 per Capital Security plus accumulated and unpaid Distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

     The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust.

     The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     In the event the Company, while a holder of Common Securities, dissolves the Issuer Trust prior to the Stated Maturity of the Capital Securities and the dissolution of the Issuer Trust is deemed to constitute the redemption of capital instruments by the Federal Reserve under its risk-based capital guidelines or policies, the dissolution of the Issuer Trust by the Company may be subject to the prior approval of the Federal Reserve. Moreover, any changes in applicable law or changes in the Federal Reserve's risk-based capital guidelines or policies could impose a requirement on the Company that it obtain the prior approval of the Federal Reserve to dissolve the Issuer Trust.

     Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Capital Securities in connection with the redemption of all the Trust Securities as described under " -- Redemption," and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

     If dissolution of the Issuer Trust occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities.
See " -- Subordination of Common Securities."

     After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Capital Securities represented by Global Capital Securities (as defined herein), will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to such Global Capital Securities and (iii) each certificate representing the Capital Securities other than the Global Capital Securities will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

     If the Company does not redeem the Junior Subordinated Debentures prior to the Stated Maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.



Events of Default; Notice

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the occurrence of a Debenture Event of Default (see "Description of the New Junior Subordinated Debentures -- Debenture Events of Default"); or

     (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

     (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Capital Securities as described above. See " -- Subordination of Common Securities," " -- Liquidation Distribution Upon Dissolution" and "Description of the New Junior Subordinated Debentures -- Debenture Events of Default."

Removal of Issuer Trustees; Appointment of Successors

     The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities then outstanding. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank and, at the time of appointment, have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have combined capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.


Merger or Consolidation of Issuer Trustees

     Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all of the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.


Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust

     The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

     Except as provided below and under " -- Removal of Issuer Trustees; Appointment of Successors" and "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the holders of a majority in Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority in Liquidation Amount of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's being taxable as a grantor trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (x) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (y) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, except that, if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.


     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Book-Entry Only Issuance -- The Depository Trust Company

     The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Capital Securities as represented by a Global Certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of the Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased the Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

     To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of the Capital Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Trust Agreement and such Capital Securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of the Capital Securities (including the presentation of the Capital Securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interest in the Global Certificates is credited and only in respect of such portion of the aggregate Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default with respect to the Capital Securities, DTC will, upon notice, exchange the Global Certificates in respect of such Capital Securities for Certificated Securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, the Capital Securities will be redeemed on a pro rata basis.

     Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Issuer Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Payments in respect of the Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC, the Issuer Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments in respect of the Capital Securities held in book-entry form to DTC are the responsibility of the Issuer Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of the Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the Capital Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Issuer Trust, the Property Trustee, or the Delaware Trustee will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as a securities depositary with respect to the Capital Securities at any time by giving notice to the Company and the Issuer Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, the Capital Security certificates will be required to be printed and delivered. Additionally, the Issuer Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Capital Securities of the Issuer Trust. In that event, certificates for such Capital Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Issuer Trust believe to be reliable, but neither the Company nor the Issuer Trust takes responsibility for the accuracy thereof.


Expenses and Taxes

     In the Trust Agreement, the Company has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than withholding taxes) to which the Issuer Trust might become subject. The foregoing obligations of the Company under the Trust Agreement are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Company. The Company has also agreed in the Trust Agreement to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.


Restrictions on Transfer

     The Old Capital Securities were, and the New Capital Securities will be, issued and may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities or New Capital Securities, as the case may be). Any such transfer of the Old Capital Securities or the New Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Old Capital Securities or New Capital Securities for any purpose, including but not limited to, the receipt of Distributions on such Old Capital Securities or New Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Old Capital Securities or New Capital Securities.

Payment and Paying Agency

     Payments in respect of the Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent for the Trust Securities (the "Paying Agent") initially will be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.


Registrar and Transfer Agent

     The Property Trustee is acting as registrar and transfer agent for the Capital Securities.

     Registration of transfers or exchanges of the Capital Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer or exchange of the Capital Securities after such Capital Securities have been called for redemption.


Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Company, see "Description of the New Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."


Miscellaneous

     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.


Governing Law

     The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.


             DESCRIPTION OF THE NEW JUNIOR SUBORDINATED DEBENTURES

     The New Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, under which Bankers Trust Company is acting as Debenture Trustee. This summary of certain terms and provisions of the New Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.

General

     Concurrently with the issuance of the Old Capital Securities, the Issuer Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Old Junior Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will Exchange up to $50,000,000 aggregate principal amount of New Junior Subordinated Debentures for a like amount of Old Junior Subordinated Debentures as soon as practicable after the date of this Prospectus. The New Junior Subordinated Debentures will bear interest, accruing from the date of original issuance, at a rate equal to 8.25% per annum on the principal amount thereof, payable semi-annually in arrears on the 15th day of March and September of each year (each, an "Interest Payment Date"), to the person in whose name each New Junior Subordinated Debenture is registered at the close of business on the last day of February or August (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each New Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. If any date on which interest is payable on the New Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate equal to 8.25% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined under "Description of the New Capital Securities -- Redemption"), as applicable.

     The New Junior Subordinated Debentures will mature on March 15, 2028.

     The New Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. The New Junior Subordinated Debentures will not be subject to a sinking fund and will not be eligible as collateral for any loan made by the Company. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture or agreement that the Company may enter into in the future or otherwise. See " -- Subordination."


Option to Extend Interest Payment Period

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the New Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debentures or end on a date other than an Interest Payment Date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at a rate equal to 8.25% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of New Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to continue to accrue OID income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the New Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholders rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods, extend beyond the Stated Maturity of the New Junior Subordinated Debentures, or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.


Redemption

     The New Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after March 15, 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of the New Capital Securities -- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Capital Securities.

     The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     The redemption of the New Junior Subordinated Debentures by the Company prior to their Stated Maturity would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject to the prior approval of the Federal Reserve.

     The Redemption Price for New Junior Subordinated Debentures in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of their principal amount, together with accrued interest to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning March 15:



Year                 Redemption Price
-----------------   -----------------
  2008 ..........         104.13%
  2009 ..........         103.71
  2010 ..........         103.30
  2011 ..........         102.89
  2012 ..........         102.48
  2013 ..........         102.06
  2014 ..........         101.65
  2015 ..........         101.24
  2016 ..........         100.83
  2017 ..........         100.41

and at 100% on or after March 15, 2018.

     The Redemption Price in the case of a redemption on or after March 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price for New Junior Subordinated Debentures, in the case of a redemption prior to March 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal the Make-Whole Amount (as defined under "Description of the New Capital Securities -- Redemption"), together with accrued interest to but excluding the date fixed for redemption.


Additional Sums

     The Company has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all New Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as Additional Sums on the New Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of the New Capital Securities -- Redemption."


Registration, Denomination and Transfer

     The New Junior Subordinated Debentures will initially be registered in the name of the Issuer Trust. If the New Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depositary arrangements for the New Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of the New Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company."

     Payments on New Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the New Junior Subordinated Debentures, as described under "Description of the New Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." If New Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the New Junior Subordinated Debentures will be registrable, and New Junior Subordinated Debentures will be exchangeable for New Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of New Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

     The New Junior Subordinated Debentures will be issuable only in registered form without coupons in integral multiples of $1,000. The minimum purchase requirement will be $100,000 (100 Junior Subordinated Debentures). New Junior Subordinated Debentures will be exchangeable for other New Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

     New Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company has appointed the Property Trustee as securities registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the New Junior Subordinated Debentures.

     In the event of any redemption, neither the Company nor the Property Trustee shall be required to (i) issue, register the transfer of or exchange New Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the New Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any New Junior Subordinated Debentures so selected for redemption, except, in the case of any New Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

     Any monies deposited with the Property Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any New Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such New Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.


Restrictions on Certain Payments; Certain Covenants of the Company

     The Company has covenanted in the Junior Subordinated Indenture that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the New Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (x) there has occurred any event (1) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (2) that the Company has not taken reasonable steps to cure, (y) if the New Junior Subordinated Debentures are held by the Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (z) the Company has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

     The Company has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, windup or liquidate the Issuer Trust, other than (a) in connection with a distribution of New Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue to be taxable as a grantor trust for United States federal income tax purposes.

Modification of Junior Subordinated Indenture

     From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to: (i) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the Junior Subordinated Indenture and the Junior Subordinated Debentures; (ii) add further covenants, restrictions or conditions for the protection of holders of the Junior Subordinated Debentures, or surrender any right or power conferred upon the Company by the Junior Subordinated Indenture; (iii) cure ambiguities or correct or supplement any provision in the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures or the Capital Securities in any material respect; (iv) change the terms of the Junior Subordinated Indenture to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form; (v) evidence or provide for the appointment under the Junior Subordinated Indenture of a successor Debenture Trustee; (vi) comply with the requirements of the Commission to qualify, or maintain the qualification of, the Junior Subordinated Indenture under the Trust Indenture Act; (vii) convey, transfer, assign, mortgage or pledge any property to or with the Debenture Trustee or to surrender any right or power conferred on the Company in the Junior Subordinated Indenture; (viii) establish the form or terms of any series of the Junior Subordinated Debentures as permitted by the Junior Subordinated Indenture; (ix) change or eliminate any provision of the Junior Subordinated Indenture, so long as at the time of such change there are no outstanding Junior Subordinated Debentures entitled to the benefit of such provision or such change does not apply to then outstanding Junior Subordinated Debentures, or (x) add any additional Debenture Events of Default for the holders of the Junior Subordinated Debentures. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the principal of, or any installment of interest on, the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of, or to waive certain matters provided for in, the Junior Subordinated Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.


Debenture Events of Default

     The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

         (i) failure to pay any interest on the Junior Subordinated Debentures when due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

         (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

         (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

         (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Indenture is referred to as a "Debenture Event of Default." As described in "Description of the New Capital Securities --

Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

     The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of New Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.

     The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby, and the holders of a majority in aggregate Liquidation Amount of the Capital Securities issued by the Issuer Trust, may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby. See " -- Modification of Junior Subordinated Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

     If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.


Enforcement of Certain Rights by Holders of Capital Securities

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Capital Securities. The Company will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.


     With certain exceptions, the holders of the Capital Securities would not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of the New Capital Securities -- Events of Default; Notice."


Consolidation, Merger, Sale of Assets and Other Transactions

     The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state thereof or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the New Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture

Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

     The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the New Junior Subordinated Debentures.


Satisfaction and Discharge

     The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i)(a) have become due and payable or (b) will become due and payable at the Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Debenture Trustee, and (ii) the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including any additional interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will, upon the Company's request, be satisfied and discharged and cease to be of further effect (except as to any surviving rights of registration of transfer or exchange, certain obligations of the Company to the Debenture Trustee and the obligations of the Debenture Trustee to apply money deposited by the Company in payment of the Junior Subordinated Debentures).


Subordination

     The New Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

     As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person the payment of which the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. "Senior Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any indebtedness of the Company to any of its subsidiaries, (iv) indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

     In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Company, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors, or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

     At June 30, 1998, the Company had no Senior Indebtedness. However, the Junior Subordinated Indenture places no limitation on the amount of Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur indebtedness that will constitute Senior Indebtedness (including indebtedness incurred pursuant to the Company's existing $15 million revolving credit facility). See "Risk Factors -- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and
" -- Status of the Company as a Bank Holding Company."


Information Concerning the Debenture Trustee

     The Debenture Trustee, other than during the occurrence and continuance of a Debenture Event of Default, undertakes to perform only such duties as are specifically set forth in the Junior Subordinated Indenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture and, after such Debenture Event of Default, must exercise the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.


Restrictions on Transfer

     The New Junior Subordinated Debentures will be issued, and may be transferred only, in blocks having an aggregate principal amount of not less than $100,000 (100 New Junior Subordinated Debentures). Any such transfer of New Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such New Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such New Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such New Junior Subordinated Debentures.


Governing Law

     The Junior Subordinated Indenture and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF THE GUARANTEE

     Concurrent with the issuance by the Issuer Trust of the Old Capital Securities, the Old Guarantee was executed and delivered by the Company for the benefit of the holders from time to time of the Capital Securities. As soon as is practicable after the date hereof, the Company will exchange the Guarantee for the Old Guarantee. This summary of the material provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.


General

     Pursuant to the Guarantee, the Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions which are required to be paid on the Capital Securities, to the extent the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of such Capital Securities in liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer Trust's obligations under the Capital Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See
" -- Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."


Status of the Guarantee

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Capital Securities of the Junior Subordinated Debentures.

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.


Events of Default

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any registered holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.


Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationship between Bankers Trust Company, the Guarantee Trustee, and the Company, see "Description of the Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."


Termination of the Guarantee

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable with respect to the Capital Securities upon liquidation of the Issuer Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.


Governing Law

   The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer

Trust's obligations in respect of the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

     The obligations of the Company under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.


Sufficiency of Payments

     As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Capital Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

     Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.


Enforcement Rights of Holders of Capital Securities

     A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of the Guarantee."

     A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of the New Subordinated Debentures -- Subordination."


Limited Purpose of Issuer Trust

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Issuer Trust (or from the Company under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.


Rights Upon Dissolution

     Upon any voluntary or involuntary dissolution of the Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of the New Capital Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Issuer Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Capital Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. The statements of law and legal conclusions set forth in this summary regarding the tax consequences to the beneficial owners of Capital Securities (the "Securityholders") represent the opinion of Hunton & Williams, Richmond, Virginia, special tax counsel to the Company. This summary does not address all tax consequences that may be applicable to a Securityholder, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iii) except with respect to the discussion under the caption "United States Alien Securityholders," persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.

     This summary is based on the Code, Treasury Regulations, Internal Revenue Service (the "IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In addition, the authorities on which this summary is based (including authorities distinguishing debt from equity) are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the Capital Securities may differ from the treatment described below. No ruling has been received from the IRS regarding the tax consequences of the Capital Securities. Counsel's opinion regarding such tax consequences represents only counsel's best legal judgment based on current authorities and is not binding on the IRS or the courts.

     HOLDERS OF CAPITAL SECURITIES ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.


Classification of the Junior Subordinated Debentures

     The Junior Subordinated Debentures are intended to be, in the opinion of Hunton & Williams should be, and the Company intends to take the position that the Junior Subordinated Debentures will be, classified for United States federal income tax purposes as indebtedness under current law. No assurance can be given, however, the IRS will not challenge that position. According to a petition recently filed in the United States Tax Court by a corporation unrelated to the Company and the Issuer Trust, the IRS has challenged the status as indebtedness, for United States federal income tax purposes, of certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangement involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Issuer Trust, the relevant facts involved in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Issuer Trust. The remainder of this summary assumes that the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.


Exchange of Capital Securities

     The exchange of Old Capital Securities for New Capital Securities will not be a taxable event to Securityholders for United States federal income tax purposes. Accordingly, the New Capital Securities will have the same issue price as the Old Capital Securities, and a Securityholder will have the same adjusted tax basis and holding period for New Capital Securities as the holder had for Old Capital Securities immediately before the exchange.

Classification of the Issuer Trust

     In the opinion of Hunton & Williams, under current law and assuming compliance with the terms of the Trust Agreement, the Issuer Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each Securityholder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest, including OID, and any other income received or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See " -- Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends received deduction.


Interest Income and Original Issue Discount

     The Company has the right, under the terms of the Junior Subordinated Debentures, to defer payments of interest by extending interest payment periods for up to 10 consecutive semi-annual periods with respect to each Extension Period. Because the Company ordinarily does not pay dividends on its common stock, the likelihood of exercise of that right is not considered "remote" under applicable regulations (even though the Company has no current intention to exercise its right to defer interest payments). As a result, interest on the Junior Subordinated Debentures will be reportable as OID. Securityholders must include their pro rata share of the OID in income on an economic accrual basis regardless of their method of tax accounting, even though such accrual causes amounts to be included in income prior to the receipt of cash attributable to the interest. Actual payments and distributions of stated interest will not, however, be reported as taxable income.

     Because the issue price of the Junior Subordinated Debentures equals their stated principal amount, the total amount of OID (i.e. the excess of the total amount of payments due on the Junior Subordinated Debentures over their issue price) equals the total amount of interest payable on the Junior Subordinated Debentures (assuming no redemption before maturity). Accordingly, the amount of OID which accrues in any semi-annual period ending on a Distribution Date will approximately equal the amount of the interest that accrues on the Junior Subordinated Debentures during that period.

     The amount of OID that must be included in a Securityholder's income for a taxable year is the sum of the "daily portions" of OID, allocated ratably to each day in an accrual period, on the Securityholder's pro rata share of the Junior Subordinated Debentures for all days during the year that the Securityholder owns a Capital Security. The amount of OID allocable to each accrual period is the product of the "adjusted issue price" of the Junior Subordinated Debentures and their yield to maturity. The adjusted issue price at the beginning of an accrual period generally will equal the stated principal amount if, as expected, all accrued interest is paid on each Interest Payment Date. If the Company were to exercise its right to defer any payment of interest on the Junior Subordinated Debentures, however, the adjusted issue price would increase by the amount of accrued but deferred interest, and the amount of OID accruing during subsequent accrual periods would increase (until all deferred interest had been paid), reflecting the compounding of interest on the Junior Subordinated Debentures. If a Securityholder acquires Capital Securities at a premium over the adjusted issue price of the pro rata share of Junior Subordinated Debentures represented by such Capital Securities, the premium will be amortized as a reduction in the amount of OID includable in the Securityholder's income.


Market Discount

     A secondary market purchaser of Capital Securities at a discount from the adjusted issue price (the principal amount plus accrued but unpaid OID) of the pro rata share of Junior Subordinated Debentures represented by the Capital Securities acquires such Capital Securities with "market discount" if the discount is not less than the product of (i) 0.25% of the adjusted issue price multiplied by (ii) the number of complete years to maturity of the Junior Subordinated Debentures after the date adjusted of purchase. A purchaser of Capital Securities with market discount generally will be required to treat any gain on the sale, redemption or other disposition of all or part of such Capital Securities as ordinary income to the extent of accrued (but not previously taxable) market discount. Market discount generally will accrue ratably during the period from the date of purchase to the maturity date, unless the Securityholder elects to accrue such market discount on the basis of a constant interest rate. A Securityholder who acquires Capital Securities at a market discount may be required to defer some interest deductions attributable to any indebtedness incurred or continue to purchase or carry the Capital Securities.


Distribution of Junior Subordinated Debentures to Holders of Capital Securities


     Except as noted below, under current law a distribution by the Issuer Trust of the Junior Subordinated Debentures as described under the caption "Description of the New Capital Securities -- Liquidation Distribution Upon Dissolution," would not be a taxable event to Securityholders for United States federal income tax purposes; such a distribution would result in a Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution; and a Securityholder would account for OID and market discount in respect of Junior Subordinated Debentures received from the Issuer Trust in the manner described above under " -- Interest Income and Original Issue Discount" and " -- Market Discount." If, however, the Junior Subordinated Debentures were distributed in connection with a Tax Event that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, the distribution likely would be a taxable event to Securityholders. In that case, Securityholders would recognize gain or loss equal to the difference between their adjusted bases in their Capital Securities and the fair market value of the Junior Subordinated Debentures distributed to the Securityholders, and they would obtain new holding periods and fair market value bases for such Junior Subordinated Debentures.


Sale or Redemption of Capital Securities

     Upon a sale (including redemption) of Capital Securities, a Securityholder will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. A Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price, increased by OID and (if the Securityholder elects to include market discount in income as it accrues) any market discount previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities. Such gain or loss, except to the extent of any accrued market discount then taxable as ordinary income, generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. As a result, and because a Securityholder will be required to include in income accrued but unpaid OID on Junior Subordinated Debentures and to add such amount to its adjusted tax basis, such Securityholder may recognize a capital loss on a sale of Capital Securities. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


Backup Withholding Tax and Information Reporting

     The amount of OID accrued with respect to the Capital Securities to Securityholders (other than corporations and other exempt Securityholders) will be reported to the IRS. It is expected that such income on the Capital Securities will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each calendar year. "Backup" withholding at a rate of 31% will apply to payments of interest and payments of disposition (including redemption) proceeds to a non-exempt Securityholder unless the Securityholder furnishes to the payor its taxpayer identification number, certifies that such number is correct, and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowable as a refund or a credit against such Securityholder's United States federal income tax liability.


United States Alien Securityholders

     For purposes of this discussion, a United States Alien Securityholder is any corporation, individual, partnership, estate or trust that for United States federal income tax purposes is a foreign corporation, non-resident alien individual, foreign partnership, foreign estate or foreign trust. This discussion assumes that income with respect to the Capital Securities is not effectively connected with a trade or business in the United States in which the United States Alien Securityholder is engaged.

         Under current United States federal income tax law:

            (i) payments by the Issuer Trust or any of its paying agents to any holder of Capital Securities that is a United States Alien Securityholder generally will not be subject to withholding or other United States federal income tax, provided that, in the case of payments with respect to interest (including OID), (a) the beneficial owner of the Capital Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a United States Alien Securityholder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Capital Securities in such capacity certifies to the Issuer Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Issuer Trust or its agent with a copy thereof; and

            (ii) a United States Alien Securityholder of Capital Securities generally will not be subject to withholding or other United States federal income tax on any gain realized upon the sale or other disposition of Capital Securities.


Possible Tax Law Changes

     In both 1996 and 1997, the Clinton Administration proposed to amend the Code to deny deductions of interest and OID on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Issuer Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements, or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of the New Capital Securities -- Redemption."


                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Company and the Issuer Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers for a period of ninety (90) days after the Expiration Date (subject to extension under certain limited circumstances described herein) in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. See "The Exchange Offer -- Resales of New Capital Securities." Neither the Company nor the Issuer Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of ninety (90) days after the date on which the Exchange Offer is consummated, the Company and the Issuer Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Issuer Trust have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                         CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider, among other matters, (a) ERISA's fiduciary standards (including its prudence and diversification requirements),
(b) whether such fiduciaries have authority to make an investment in the Capital Securities under the applicable Plan investment policies and governing instruments, and (c) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction."

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     The U.S. Department of Labor (the "DOL") has issued a regulation (29 C.F.R. [00a7]2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer Trust, less than 25% of the value of each class of equity interests in the Issuer Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by the Company.

     Under another exception contained in the Plan Assets Regulation, if New Capital Securities received as a result of the Exchange Offer were to qualify as "publicly offered securities" under the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" by reason of a Plan's acquisition or holding of such securities. The New Capital Securities would qualify as "publicly offered securities" if, among other things, they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering, and are subsequently registered under the Exchange Act. It is expected that the 100 investor requirement will not be satisfied and that the New Capital Securities will not be registered under the Exchange Act. However, the New Capital Securities are being offered pursuant to an effective Registration Statement.

     In the event that assets of the Issuer Trust are considered assets of an investing Plan, the Trustees, the Company, and/or other persons, in providing services with respect to the Junior Subordinated Debentures, could be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Issuer Trust and/or the Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer Trust. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Bank), extensions of credit between the Company and the Issuer Trust (as represented by the Subordinated Debentures and the Guarantees) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because of ERISA's prohibitions and those of Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company and the Issuer Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Capital Securities or any interest therein that is a Plan or a Plan Asset Entity or is purchasing such securities on behalf of or with "plan assets" will be deemed to have represented by its purchase and holding thereof that either (a) the purchase and holding of the Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, (b) the Company and the Administrators are not "fiduciaries," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to its interest in the Capital Securities or the Junior Subordinated Debentures, and (c) in purchasing the Capital Securities, it approves the purchase and holding of the Junior Subordinated Debentures and the appointment and retention of the Issuer Trustees.

     Insurance companies should note that the Small Business Job Protection Act of 1986 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(cx), the Department of Labor issued proposed regulations (the "Proposed General Accounting Regulations") in December 1997 with respect to insurance policies that are supported by an insurer's general account. The Proposed General Accounting Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" of an ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Code.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan, or any plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code, consult with their counsel regarding the potential consequences if the assets of the Issuer Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

     Governmental plans and certain church plans are not subject to ERISA and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental plans and church plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the Capital Securities, and the considerations discussed above, to the extent applicable.


                   SUPERVISION, REGULATION AND OTHER MATTERS

     The following information is not intended to be an exhaustive description of the statutes and regulations applicable to the Company or the Bank. The discussion is qualified in its entirety by reference to all particular statutory or regulatory provisions. Additional information regarding supervision and regulation is included in the documents filed by the Company with the Commission or incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."

     The business and operations of the Company and the Bank are subject to extensive federal and state governmental regulation and supervision.


Regulation of the Company

     The Company is a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and is subject to supervision and examination by, and the regulations and reporting requirements of, the Federal Reserve. Under the BHCA, the activities of the Company are limited to banking, managing or controlling banks or engaging in any other activity which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     The BHCA prohibits the Company from acquiring direct or indirect control of more than 5.0% of the outstanding voting stock or substantially all of the assets of any financial institution, or merging or consolidating with another bank holding company or savings bank holding company, without prior approval of the Federal Reserve. Additionally, the BHCA prohibits the Company from engaging in, or acquiring ownership or control of more than 5.0% of the outstanding voting stock of any company engaged in, a nonbanking activity unless such activity is determined by the Federal Reserve to be so closely related to banking as to be a proper incident thereto. In approving an application by the Company to engage in a nonbanking activity, the Federal Reserve must consider whether that activity can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

     There are a number of obligations and restrictions imposed by law on a bank holding company and its insured depository institution subsidiaries that are designed to minimize potential loss to depositors and federal deposit insurance funds. For example, if a bank holding company's insured depository institution subsidiary becomes "undercapitalized," the bank holding company is required to guarantee (subject to certain limits) the subsidiary's compliance with the terms of any capital restoration plan filed with its appropriate federal banking agency. Also, a bank holding company is required to serve as a source of financial strength to its depository institution subsidiaries and to commit resources to support such institutions in circumstances where it might not do so, absent such policy. Under the BHCA, the Federal Reserve has the authority to require a bank holding company to terminate any activity or to relinquish control of a nonbank subsidiary upon the Federal Reserve's determination that such activity or control constitutes a serious risk to the financial soundness and stability of a depository institution subsidiary of the bank holding company.


Regulation of the Bank

     As a South Carolina-chartered bank that is not a member of the Federal Reserve System, the Bank's primary federal bank regulator is the Federal Deposit Insurance Corporation (the "FDIC") and its deposits are insured by the FDIC. The Bank is subject to supervision and examination by, and the regulations and reporting requirements of, the FDIC and the South Carolina Board of Financial Institutions (the "Board").

     As an insured institution, the Bank is prohibited from engaging as a principal in activities that are not permitted for national banks unless (i) the FDIC determines that the activity would pose no significant risk to the appropriate deposit insurance fund and (ii) the Bank is, and continues to be, in compliance with all applicable capital standards. Insured institutions also are prohibited from directly acquiring or retaining any equity investment of a type or in an amount not permitted for national banks.

     The Federal Reserve, the FDIC, and the Board all have broad powers to enforce laws and regulations applicable to the Company and the Bank and to require corrective action of conditions affecting the safety and soundness of the Bank. Among others, these powers include cease and desist orders, the imposition of civil penalties and the removal of officers and directors.


Payment of Dividends

     The Company is a legal entity separate and distinct from the Bank. The principal sources of cash flow of the Company, including cash flow to pay dividends to its shareholders, are dividends it receives from the Bank. The payment of dividends by the Bank to the Company, as well as by the Company to its shareholders, is subject to certain legal and regulatory limitations and is subject to ongoing review by banking regulators. The payment of dividends by the Bank to the Company requires the prior approval of the Board, and, as an insured depository institution, the Bank is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, it would become "undercapitalized" (as such term is defined in the Federal Deposit Insurance Act).

     If, in the opinion of the federal bank regulatory agencies, a depository institution under their jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), they may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under current federal law, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See " -- Prompt Corrective Action." Moreover, the federal agencies have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

     At June 30, 1998, approximately $22.3 million was available for payment of dividends to the Company from the Bank without affecting its current classification as a "well capitalized" bank under federal bank regulatory guidelines. However, any dividend payment by the Bank will require the prior approval of the Board.

     The payment of dividends by the Company and the Bank may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.


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

Capital Adequacy

     The Company and the Bank are required to comply with the capital adequacy standards established by the Federal Reserve in the case of the Company, and the FDIC in the case of the Bank. There are two basic measures of capital adequacy for bank holding companies that have been promulgated by the Federal Reserve and each of the federal bank regulatory agencies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

     The minimum guideline for the ratio ("Total Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must be composed of common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, qualifying noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At June 30, 1998, the Company's consolidated Total Capital Ratio and its ratio of Tier 1 Capital to risk-weighted assets ("Tier 1 Capital Ratio") were 14.39% and 12.98%, respectively, and the Bank's consolidated Total Capital and Tier 1 Capital Ratios were 11.56% and 10.30%, respectively.

     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Capital Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain an additional cushion of 100 to 200 basis points above the stated minimums. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities. At June 30, 1998, the Company's Leverage Capital Ratio was 8.21%, and the Bank's Leverage Capital Ratio was 6.46%.

     The Bank is subject to risk-based and leverage capital requirements adopted by the FDIC which are substantially similar to those adopted by the Federal Reserve for bank holding companies. The Bank was in compliance with applicable minimum capital requirements as of June 30, 1998. Neither the Company nor the Bank has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

     Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See " -- Prompt Corrective Action."

     The Federal Reserve and the FDIC also consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. The bank regulatory agencies' methodology for evaluating interest rate risk requires banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures.


Prompt Corrective Action

     Current federal law establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories The severity of such actions taken will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, current federal law requires the banking regulators to appoint a receiver or conservator for an institution that is critically undercapitalized.

     Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Capital Ratio of 10% or greater, a Tier 1 Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater, and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency, is deemed to be well capitalized. An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater, is considered to be adequately capitalized. A depository institution that has a Total Capital Ratio of less than 8.0%, a Tier 1 Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0%, is considered to be undercapitalized. A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0%, is considered to be significantly undercapitalized, and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     An institution that is categorized as undercapitalized, significantly under-capitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described above if it determines "that those actions are necessary to carry out the purpose" of the law.

     At June 30, 1998, the Bank had the requisite capital levels to qualify as well capitalized.


Reserve Requirements

     Pursuant to regulations of the Federal Reserve, all FDIC-insured depository institutions must maintain average daily reserves against their transaction accounts. No reserves are required to be maintained on the first $4.7 million of transaction accounts, but reserves equal to 3.0% must be maintained on the aggregate amount of the balances of such accounts between that amount and $47.8 million, and reserves of 10% must be maintained on aggregate balances in excess of $47.8 million. These percentages are subject to adjustment by the Federal Reserve. Because required reserves must be maintained in the form of vault cash or in a non-interest-bearing account at a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the institution's interest-earning assets. As of June 30, 1998, the Bank met its reserve requirements.


FDIC Insurance Assessments

     The FDIC currently uses a risk-based assessment system that takes into account the risks attributable to different categories and concentrations of assets and liabilities for purposes of calculating deposit insurance assessments to be paid by insured depository institutions. The risk-based assessment system, which went into effect on January 1, 1994, assigns an institution to one of three capital categories: (i) well capitalized; (ii) adequately capitalized; and (iii) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied.

     In 1996, the FDIC imposed a special one-time assessment of approximately
65.7 basis points (0.657%) on a depository institution's assessable deposits insured by the Savings Association Insurance Fund ("SAIF") held as of March 31, 1995 (or approximately 52.6 basis points on SAIF deposits acquired by banks in certain qualifying transactions), and adopted revisions to the assessment rate schedules that would generally eliminate the disparity between assessment rates applicable to the deposits insured by the Bank Insurance Fund ("BIF") and the SAIF. The Company anticipates that the net effect of the decrease in the premium assessment rate on SAIF deposits will result in a reduction in the Bank's total deposit insurance premium assessments through 1999 as compared to years prior to 1997, assuming no further changes in announced premium assessment rates. The Company recorded a charge against earnings for the special assessment in 1996 in the pre-tax amount of approximately $597,000.

     Under the Federal Deposit Insurance Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.


Community Reinvestment

     Under the Community Reinvestment Act ("CRA"), as implemented by regulations of the federal bank regulatory agencies, an insured institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the federal bank regulatory agencies, in connection with their examination of insured institutions, to assess the institutions' records of meeting the credit needs of their communities, using the ratings of "outstanding," "satisfactory," "needs to improve," or "substantial noncompliance," and to take that record into account in its evaluation of certain applications by those institutions. All institutions are required to make public disclosure of their CRA performance ratings. The Bank received an "outstanding" rating in its last CRA examination.

     On May 4, 1995, the federal bank regulatory agencies adopted new uniform CRA regulations that provide guidance to financial institutions on their CRA obligations and the methods by which those obligations will be assessed and enforced. The regulations establish three tests applicable to the Banks: (i) a lending test to evaluate direct lending in low-income areas and indirect lending to groups that specialize in community lending; (ii) a service test to evaluate their delivery of services to such areas, and (iii) an investment test to evaluate their investment in programs beneficial to such areas. The new CRA regulations became effective on July 1, 1995, but reporting requirements were not effective until January 1, 1997. Evaluation under the regulations was not mandatory until July 1, 1997. The Bank believes its current operations and policies substantially comply with the regulations and therefore no material changes to operations or policies are expected.


Transactions With Affiliates

     The Bank is subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Company and other affiliates and on investments in the stock or other securities thereof. These restrictions prevent the Company and other affiliates from borrowing from the Bank unless the loans are secured by specified collateral, and require such transactions to have terms comparable to terms of arms-length transactions with third persons. Further, such secured loans and other transactions and investments by the Bank are generally limited in amount as to the Company and as to any other affiliate to 10.0% of the Bank's capital and surplus and as to the Company and all other affiliates to an aggregate of 20.0% of the Bank's capital and surplus. These regulations and restrictions may limit the Company's ability to obtain funds from the Bank for its cash needs, including funds for acquisitions and for payment of dividends, interest and operating expenses. The Bank's ability to extend credit to its directors, executive officers, and 10.0% stockholders, as well as to entities controlled by such persons, is governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve thereunder.


Interstate Banking and Branching

     The BHCA, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Law"), permits adequately capitalized and managed bank holding companies to acquire control of the assets of banks in any state. Acquisitions are subject to antitrust provisions that cap at 10.0% the portion of the total deposits of insured depository institutions in the United States that a single bank holding company may control and generally cap at 30.0% the portion of the total deposits of insured depository institutions in a state that a single bank holding company may control. Under certain circumstances, states have the authority to increase or decrease the 30.0% cap, and states may set minimum age requirements of up to five years on target banks within their borders.

     Beginning June 1, 1997, and subject to certain conditions, the Interstate Banking Law also permitted interstate branching by allowing a bank to merge with a bank located in a different state. A state was allowed to accelerate the effective date for interstate mergers by adopting a law authorizing such transactions prior to June 1, 1997, or it could "opt out" and thereby prohibit interstate branching by enacting legislation to that effect prior to that date. The Interstate Banking Law also permits banks to establish branches in other states by opening new branches or acquiring existing branches of other banks, provided the laws of those other states specifically permit that form of interstate branching. South Carolina has adopted statutes which, subject to certain conditions, authorize out of state bank holding companies and banks to acquire or merge with banks in South Carolina.


                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Issuer Trust. Certain matters of law relating to the validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Company by Sherrill & Roof LLP, Columbia, South Carolina, General Counsel of the Company. Certain United States federal income tax matters relating to the Capital Securities and the Issuer Trust will be passed upon for the Company by Hunton & Williams, Richmond, Virginia, special tax counsel to the Company. Henry F. Sherrill, who is the senior member of Sherrill & Roof LLP, serves as a director of the Company, and, as of June 30, 1998, beneficially owned 2,596 shares of the Company's common stock.


                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of PriceWaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by BancShares, the Issuer Trust or the Exchange Agent. Neither the delivery of this Prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of BancShares or the Issuer Trust since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.



                       --------------------------------
                               TABLE OF CONTENTS


                                                        Page
                                                       -----
Available Information ..............................     4
Incorporation of Certain
   Documents by Reference ..........................     5
Certain Defined Terms ..............................     6
Summary ............................................     7
Risk Factors .......................................    16
First Citizens Bancorporation of South Carolina,
   Inc. ............................................    22
Consolidated Ratios of Earnings
   to Fixed Charges ................................    24
Selected Consolidated Financial Data and Other
   Information .....................................    24
FCB/SC Capital Trust I .............................    25
Accounting Treatment ...............................    25
The Exchange Offer .................................    25
Description of the New Capital Securities ..........    33
Description of the New Junior Subordinated
   Debentures ......................................    45
Description of the Guarantee .......................    54
Relationship Among the Capital Securities, the
   Junior Subordinated Debentures and the
   Guarantee .......................................    55
Certain Federal Income Tax Consequences ............    57
Plan of Distribution ...............................    60
Certain ERISA Considerations .......................    60
Supervision, Regulation and Other Matters ..........    62
Legal Matters ......................................    67
Experts ............................................    67

                           50,000 Capital Securities







                            FCB/SC Capital Trust I



                      Offer to Exchange its newly issued
                           8.25% Capital Securities
               (Liquidation Amount $1,000 Per Capital Security)
                       which have been registered under
                          the Securities Act of 1933

                      for any and all of its outstanding


                           8.25% Capital Securities
               (Liquidation Amount $1,000 Per Capital Security)
                 all as fully and unconditionally guaranteed,
                            as described herein, by










                                First Citizens
                               Bancorporation of
                             South Carolina, Inc.





                            ----------------------
                                   PROSPECTUS
                            ----------------------
                                                 , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     Permissible Indemnification. Under the Code of Laws of South Carolina, Registrant generally may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Registrant), whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Registrant, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In the case of an action or suit by or in the right of Registrant to procure a judgment in its favor, Registrant generally may indemnify any person who was or is a party, or is threatened to be made a party, to any such threatened, pending or completed action or suit by reason of the fact that he is or was a director or officer of Registrant, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant and, if he shall have been adjudged to be liable to Registrant, only to the extent the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper).

     Mandatory Indemnification. To the extent that a director or officer of Registrant is successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Advance for Expenses. Expenses incurred by a director or officer of Registrant in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by Registrant in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay amounts advanced if it ultimately is determined that such person is not entitled to be indemnified by Registrant against such expenses.

     Insurance. Under South Carolina law, Registrant may purchase insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Registrant would have the power to indemnify him against such liability. Registrant currently does not maintain a liability insurance policy covering its directors and officers, but it may purchase such insurance in the future.


Item 21. Exhibits and Financial Statement Schedules.

     An index of exhibits appears at page II-6 and is incorporated herein by reference.


Item 22. Undertakings.

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report to Section 13(a) or Section 15(b) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will each be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on July 31, 1998.

                                      FIRST CITIZENS BANCORPORATION OF SOUTH
                                      CAROLINA, INC.


                                      BY: /S/      JIM APPLE
                                      -----------------------------------------
                                                   Jim Apple
                                      President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacity and on the dates indicated.



                  Name                                     Title                        Date
---------------------------------------  ---------------------------------------- ---------------
 /s/    E. HITE MILLER, SR.              Chairman                                 July  31 , 1998
 ----------------------------------
        E. Hite Miller, Sr.

 /s/         JIM APPLE                 President, Chief Executive Officer and     July  31 , 1998
 ----------------------------------     Director (principal executive officer)
             Jim Apple

 /s/    FRANK B. HOLDING*                Vice Chairman                            July  31 , 1998
 ----------------------------------
        Frank B. Holding

/s/       JAY C. CASE                 Executive Vice President and                July  31 , 1998
 ----------------------------------    Chief Financial Officer (principal
          Jay C. Case                  financial and accounting officer)

 /s/    RICHARD W. BLACKMON *          Director                                   July  31 , 1998
 ----------------------------------
        Richard W. Blackmon

 /s/    GEORGE H. BROADRICK *          Director                                   July  31 , 1998
 ----------------------------------
         George H. Broadrick

 /s/   THOMAS E. BROGDON *             Director                                   July  31 , 1998
 ----------------------------------
       Thomas E. Brogdon

 /s/    LAURENS W. FLOYD *             Director                                   July  31 , 1998
 ----------------------------------
        Laurens W. Floyd

 /s/    WILLIAM E. HANCOCK, III *      Director                                   July  31 , 1998
 ----------------------------------
        William E. Hancock, III

 /s/     ROBERT B. HAYNES *            Director                                   July  31 , 1998
 ----------------------------------
         Robert B. Haynes

 /s/    WYCLIFFE E. HAYNES *           Director                                   July  31 , 1998
 ----------------------------------
         Wycliffe E. Haynes

 /s/    LEWIS M. HENDERSON *           Director                                   July  31 , 1998
 ----------------------------------
        Lewis M. Henderson

                  Name                      Title                                     Date
---------------------------------------  ----------                               ---------------
 /s/      CARMEN P. HOLDING *                 Director                                 July  31 , 1998
 ----------------------------------
          Carmen P. Holding

 /s/        DAN H. JORDAN *                   Director                                 July  31 , 1998
 ----------------------------------
            Dan H. Jordan

 /s/   N. WELCH MORRISETTE, JR. *             Director                                 July  31 , 1998
 ----------------------------------
        N. Welch Morrisette, Jr.

 /s/       E. PERRY PALMER *                  Director                                 July  31 , 1998
 ----------------------------------
            E. Perry Palmer

 /s/      WILLIAM E. SELLARS *                Director                                 July  31 , 1998
 ----------------------------------
          William E. Sellars

 /s/       HENRY F. SHERRILL *                Director                                 July  31 , 1998
 ----------------------------------
            Henry F. Sherrill

 /s/        JACK A. STANLEY *                 Director                                 July  31 , 1998
 ----------------------------------
            Jack A. Stanley

     Jay C. Case hereby signs this Registration Statement on Form S-4 on July 31, 1998, on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a Power of Attorney filed herewith.



By:   /s/ JAY C. CASE
----------------------------------
      Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement on form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on July 31 , 1998.

                                      FCB/SC CAPITAL TRUST I


                                      By: /s/       JAY C. CASE
                                      -----------------------------------------
                                                    Jay C. Case
                                                   Administrator



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on form S-4 has been signed by the following persons in the capacity and on the dates indicated.


                  Name                        Title                Date
---------------------------------------  ---------------      ---------------
 /s/           JAY C. CASE                Administrator        July  31 , 1998
 ----------------------------------
               Jay C. Case

 /s/       JERUE B. HALLMAN, III          Administrator        July  31 , 1998
 ----------------------------------
           Jerue B. Hallman, III

                                 EXHIBIT INDEX



 Exhibit No.                                                                              Page No.
-------------      Description                                                           ---------
                   ------
  3.1           Initial Trust Agreement of FCB/SC Capital Trust I
  3.2           Certificate of Trust of FCB/SC Capital Trust I
  4.1           Amended and Restated Trust Agreement of FCB/SC Capital Trust I
  4.2           Form of Guarantee Agreement
  4.3           Junior Subordinated Indenture between Registrant and Bankers
                Trust Company, as Debenture Trustee
  4.4           Registration Right Agreement
  4.5           Form of certificate evidencing New Capital Securities
  4.6           Form of New Junior Subordinated Debenture
  5.1           Opinion of Sherrill & Roof LLP, as to the legality of the Junior
                Subordinated Debentures and the Guarantee
  5.2           Opinion of Richards, Layton & Finger, P.A., as to the legality of the
                Capital Securities
  8.1           Opinion of Hunton & Williams as to certain federal income tax matters
 12.1           Statement re computation of ratios of earnings to fixed charges
 23.1           Consent of PriceWaterhouseCoopers LLP
 23.2           Consent of Sherrill & Roof LLP (included in Exhibit 5.1 hereto)
 23.2           Consent of Richards, Layton & Finger, P.A. (included in
                Exhibit 5.2 hereto)
 23.3           Consent of Hunton & Williams (included in Exhibit 8.1 hereto)
 24.1           Powers of Attorney
 25.1           Statement of Eligibility and Qualification under the Trust Indenture
                Act of 1939 of Bankers Trust Company, as Indenture Trustee under the Junior Subordinated Indenture
 25.2           Statement of Eligibility and Qualification under the Trust Indenture
                Act of 1939 of Bankers Trust Company, as Property Trustee under the Amended and Restated Trust Agreement of FCB/SC Capital
                Trust I (included in Exhibit 25.1)
 25.3           Statement of Eligibility and Qualification under the Trust Indenture
                Act of 1939 of Bankers Trust Company, as Guarantee Trustee under the Guarantee (included in Exhibit 25.1)
 99.1           Form of Letter of Transmittal
 99.2           Form of Notice of Guaranteed Delivery
 99.3           Form of Exchange Agency Agreement